UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

USG CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

USG Corporation
550 West Adams Street Chicago, Illinois 60661

Founded in 1902

April 1, 2010

Dear Fellow Stockholder:

It is a pleasure to invite you to the 2010 USG Corporation annual meeting of stockholders. The meeting will be held at 9:00 a.m., Chicago time, on Wednesday, May 12, 2010 at our corporate headquarters located at 550 West Adams Street, Chicago, Illinois 60661-3676. The attached Notice of Annual Meeting of Stockholders and Proxy Statement discuss the items scheduled for a vote by stockholders at the meeting.

Again this year we are using the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, most of our stockholders will receive in the mail a notice regarding availability of the proxy materials for the annual meeting on the Internet instead of paper copies of those materials. The notice regarding availability of proxy materials contains instructions on how to access the proxy materials over the Internet. The notice also contains instructions on how stockholders can receive paper copies of the proxy materials, including a proxy or voting instruction form. This process should expedite stockholders’ receipt of proxy materials, lower the cost of our annual meeting and help to conserve natural resources.

It is important that your shares be represented at the annual meeting, whether or not you plan to attend the meeting. Please vote your shares over the Internet or by telephone. If you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy or voting instruction form you received. Please note that this year, the rules that guide how brokers vote your stock have changed. Brokers may no longer vote your shares on the election of directors in the absence of specific voting instructions from you.

Please vote your shares as soon as possible. This is your annual meeting, and your participation is important.

Sincerely,

William C. Foote
Chairman of the Board
and Chief Executive Officer

USG CORPORATION
550 West Adams Street
Chicago, Illinois 60661-3676

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

The 2010 USG Corporation annual meeting of stockholders will be held at our corporate headquarters located at 550 West Adams Street, Chicago, Illinois 60661-3676 on Wednesday, May 12, 2010 at 9:00 a.m., Chicago time, for the following purposes:

1. to elect four directors for a three-year term;

2. to consider reapproval of the USG Corporation Management Incentive Plan;

3. to consider approval of amendment of the USG Corporation Long-Term Incentive Plan;

4. to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2010; and

5. to transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Pursuant to our By-laws, any matter to be presented for consideration at the meeting must have satisfied the procedural and legal requirements referred to in the accompanying proxy statement.

Only stockholders of record at the close of business on March 15, 2010 will be entitled to vote at the annual meeting.

An admission ticket (or other proof of stock ownership) and a form of photo identification will be required for admission to the annual meeting. If your shares are registered in your name and you received your proxy materials by mail, please mark the space on your proxy form if you plan to attend the annual meeting. An admission ticket is attached to your proxy form. If your shares are registered in your name and you received or accessed your proxy materials electronically over the Internet, click the appropriate box on the electronic proxy form or follow the telephone instructions when prompted and an admission ticket will be held for you at the registration desk at the annual meeting. If you hold shares through a broker, bank or other nominee, you will be required to present a current statement from that institution reflecting your ownership of shares of our stock, the notice regarding the availability of proxy materials you received or the non-voting portion of the voting instruction form you received.

By order of the Board of Directors,

Ellis A. Regenbogen
Vice President, Associate General Counsel
and Corporate Secretary

April 1, 2010

YOUR VOTE IS IMPORTANT
Please note that this year, the rules that guide how brokers vote your stock have changed. Brokers may no longer vote your shares on the election of directors in the absence of specific voting instructions from you. Please vote your shares promptly by using the Internet or the telephone. If you received a paper copy of a proxy or voting instruction form for the annual meeting by mail, you may submit that form by completing, signing, dating and returning it in the pre-addressed envelope provided.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PRINCIPAL STOCKHOLDERS
PROPOSAL 1 -- ELECTION OF DIRECTORS
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS FOR A THREE-YEAR TERM TO EXPIRE IN 2013
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION AND ORGANIZATION COMMITTEE REPORT
2009 SUMMARY COMPENSATION TABLE
2009 GRANTS OF PLAN-BASED AWARDS TABLE
2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
2009 OPTION EXERCISES AND STOCK VESTED TABLE
2009 PENSION BENEFITS TABLE
2009 NONQUALIFIED DEFERRED COMPENSATION TABLE
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
2009 DIRECTOR COMPENSATION TABLE
PROPOSAL NO. 2 - REAPPROVAL OF THE USG CORPORATION MANAGEMENT INCENTIVE PLAN
PROPOSAL NO. 3 - APPROVAL OF AMENDMENT OF THE USG CORPORATION LONG-TERM INCENTIVE PLAN
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES
PROPOSAL 4 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS
ADDITIONAL INFORMATION
DEADLINE FOR STOCKHOLDER PROPOSALS

USG Corporation
550 West Adams Street
Chicago, Illinois 60661-3676

PROXY STATEMENT

The accompanying proxy is solicited on behalf of the Board of Directors for use at our annual meeting of stockholders to be held on Wednesday, May 12, 2010 in accordance with the accompanying notice. This proxy statement and the accompanying proxy were first made available to our stockholders on or about April 1, 2010.

Q:	What is a proxy statement?

A:	A proxy statement provides you with information related to the matters upon which you are asked to vote as a stockholder to assist you in voting your shares. We are required to make this proxy statement available to you under rules of the Securities and Exchange Commission in connection with our solicitation of your proxy.

Q:	Why did I receive a notice in the mail regarding the Internet availability of the proxy statement and related proxy materials instead of a paper copy of the proxy materials?

A:	Again this year we are using the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, most of our stockholders are receiving in the mail a notice regarding the availability of proxy materials on the Internet instead of paper copies of the notice of annual meeting and proxy statement, our 2009 annual report on Form 10-K and the letter from our Chairman and Chief Executive Officer and our President and Chief Operating Officer. All stockholders receiving the notice will be able to access the notice of annual meeting, proxy statement, annual report and letter over the Internet and to request paper copies of those documents by mail. Instructions on how to access those documents over the Internet or to request paper copies of them may be found in the notice. In addition, the notice contains instructions on how you may request to receive proxy materials in printed form by mail or through e-mail access on an ongoing basis.

Q:	Why did I not receive a notice in the mail about the Internet availability of the proxy statement and related proxy materials?

A:	Stockholders who have previously requested to receive proxy materials in paper form or through e-mail access are being provided copies of the proxy materials in the format previously requested instead of receiving the notice regarding Internet availability of the proxy materials.

Q:	How may I obtain a paper copy of the proxy statement and proxy materials?

A:	Stockholders receiving a notice regarding the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials in the notice. Stockholders receiving e-mail notification of the availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials in that e-mail. Stockholders who do not receive a notice or an e-mail will receive a paper copy of the proxy materials by mail.

Q:	Who is entitled to vote at the annual meeting?

A:	All record holders of our common stock at the close of business on our record date of March 15, 2010 are entitled to vote their shares at the annual meeting. On that date, there were 99,469,857 shares of our common stock issued and outstanding and entitled to vote. Each share is entitled to one vote on each matter presented at the annual meeting. The shares of common stock are our only securities entitled to vote at the annual meeting.

Q:	How do I vote?

A:	We have both “stockholders of record,” or “registered stockholders,” and “street name” stockholders. If your shares are registered in your name with Computershare Investor Services LLC, our transfer agent, you are a “stockholder of record” or “registered stockholder.” You are a “stockholder of record,” for example, if you hold a certificate for your shares. If your shares are held in the name of a broker, bank or other nominee, you are a “street name” holder.

Whether you hold shares directly as a stockholder of record or as a street name holder, you may direct how your shares are voted by proxy without attending the annual meeting. There are three ways to vote by proxy:

•	By Internet — You can vote over the Internet at www.proxyvote.com by following the instructions on the notice regarding Internet availability of proxy materials or the proxy or voting instruction form you received;

•	By telephone — You can vote by telephone by calling 1-800-690-6903 and following the instructions on the notice regarding Internet availability of proxy materials or the proxy or voting instruction form you received; or

•	By mail — If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy or voting instruction form.

If you are a “street name” holder and you wish to vote your shares in person at the annual meeting, you must obtain a proxy from your broker, bank or other nominee giving you the right to vote your shares at the meeting. If you own share units through the USG Corporation Investment Plan, or Investment Plan, and you are also a stockholder of record, your proxy form will allow you to designate the manner in which you want both the shares registered in your name and the shares represented by your Investment Plan units voted at the annual meeting. If you own share units through the Investment Plan, but you do not own any shares of our common stock as a “stockholder of record,” you will be able to designate the manner in which you want the shares represented by those share units voted at the annual meeting by voting over the Internet, by telephone or by signing, dating and returning the proxy voting form you receive from Broadridge Financial Solutions, or Broadridge.

The Northern Trust Company, as trustee of the Investment Plan, or the Trustee, held 321,751 shares of our common stock on the record date. Only the Trustee, as of the record date, can vote the shares held by the Investment Plan. However, the Investment Plan provides that Investment Plan participants are entitled to instruct the Trustee how the shares allocated to their accounts under the Investment Plan are to be voted. The Investment Plan also provides that unallocated shares and shares for which no instructions are received by the Trustee will be voted by the Trustee in the same proportion as those shares for which instructions are received, unless otherwise required by law. Thus, Investment Plan participants will be exercising power and control as a named fiduciary of the Investment Plan not only over the shares allocated to their own accounts, but also over a portion of the undirected shares. By submitting voting instructions over the Internet, by telephone or by signing and returning the proxy voting form accompanying this proxy statement, an Investment Plan participant will be directing the Trustee to vote the shares allocated to his or her account under the Investment Plan, in person or by proxy, as instructed, at the annual meeting of stockholders. Investment Plan participants may revoke previously submitted voting instructions by filing with Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717, the Investment Plan proxy tabulator, either a written notice of revocation or a properly completed and signed proxy form bearing a later date.

Q:	What does it mean to vote by proxy?

A:	It means that you give someone else the right to vote your shares in accordance with your instructions. We are asking you to give your proxy to our Proxy Committee, comprised of our Chairman and Chief Executive Officer and our Corporate Secretary. In this way, you ensure that your vote will be counted even if you are unable to attend the annual meeting.

If you sign and submit your proxy or voting instruction form without giving specific instructions on how to vote your shares, in accordance with the recommendation of the Board of Directors, the Proxy Committee will vote your shares in the following manner:

•	For the election of the Board’s nominees for director;

•	For reapproval of the USG Corporation Management Incentive Plan;

•	For approval of amendment of the USG Corporation Long-Term Incentive Plan; and

•	For ratification of the appointment of Deloitte Touche LLP as our independent registered public accountants for 2010.

Q:	What happens if other matters are presented at the annual meeting?

A:	If other matters are properly presented at the annual meeting, the Proxy Committee will have discretion to vote your shares for you on those matters in accordance with its best judgment if you have granted a proxy. However, we have not received timely notice from any stockholder of any other matter to be presented at the annual meeting.

Q:	What are my choices when voting?

A:	You may cast your vote in favor of electing one or more of the nominees for director or to withhold authority to vote for one or more of the nominees. You may cast your vote for or against, or you may abstain from voting your shares on, each other proposal.

Q:	What if I submit a proxy and later change my mind?

A:	If you have given your proxy and wish to revoke it and change your vote, you may do so by (1) giving written notice to our Corporate Secretary, (2) voting in person at the annual meeting, (3) granting a subsequent proxy over the Internet or by telephone or (4) if you received your proxy materials by mail, submitting another signed proxy form with a date later than your previously delivered proxy.

Q:	What vote is required to approve each matter?

A:	Assuming a quorum is present at the annual meeting, each of the matters specified in the notice of the annual meeting requires the affirmative vote of a majority of the shares actually voted at the meeting in person or by proxy.

Q:	What constitutes a quorum?

A:	A quorum is present if a majority of the outstanding shares of our common stock is present or represented by proxy at the annual meeting. A quorum is required to conduct the annual meeting.

Q:	How are “broker non-votes” and abstentions treated?

A:	“Broker non-votes” occur when nominees, such as brokers and banks, holding shares on behalf of “street name” owners do not receive voting instructions from those owners regarding a matter and do not have discretionary authority to vote on the matter under the rules of the New York Stock Exchange. Those rules allow nominees to vote in their discretion on “routine” matters, such as reapproval of the USG Corporation Management Incentive Plan and the ratification of the appointment of our independent registered public accountants, even if they do not receive voting instructions from the “street name holder”. On non-routine matters, such as the election of directors and approval of amendment of the USG Corporation Long-Term Incentive Plan, nominees cannot vote unless they receive instructions from the “street name” owner. The failure to receive such instructions as to a non-routine matter results in a broker non-vote. Broker non-votes are counted for purposes of determining whether a quorum is present at the annual meeting, but because they are not votes they will not affect the outcome of the vote on any matter presented at the annual meeting.

Abstentions are counted for purposes of determining whether a quorum is present, but they are not treated as votes cast, except with respect to approval of amendment of the USG Corporation Long-Term Incentive Plan. Accordingly, abstentions do not affect any of the matters specified in the notice of the annual meeting, except approval of amendment of the USG Corporation Long-Term Incentive Plan.

Q:	What if I receive more than one notice or e-mail regarding the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

A:	Receiving more than one notice, e-mail or paper copy means your shares are registered in two or more accounts. To vote all of your shares by proxy, please complete, sign, date and return each proxy and voting instruction form that you receive, or vote the shares in each account to which those forms relate by Internet or telephone, and vote by Internet or telephone the shares in each account for which you receive a notice or e-mail regarding Internet availability of the proxy materials and do not request and receive a proxy or voting instruction form.

Q:	Who will count the vote?

A:	A representative or representatives of Broadridge will count the votes and serve as Inspector of Election. The Inspector of Election will be present at the annual meeting.

Q:	Who pays the cost of this solicitation?

A:	USG is paying the cost of this proxy solicitation. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses they incur in forwarding proxy material to “street name” holders.

Q:	What if I have a question regarding my shares or my mailing address?

A:	If you are a registered stockholder, please contact Computershare Investor Services LLC directly at 250 Royall Street, Canton, Massachusetts 02021. If you are a “street name” holder, please contact your broker, bank or other nominee directly.

Important Notice Regarding the Availability of the Proxy Materials for the
Stockholder Meeting to be held on
May 12, 2010

This proxy statement and our 2009 annual report on Form 10-K are available to you on the Internet at www.proxyvote.com.

PRINCIPAL STOCKHOLDERS

The following table provides information regarding the beneficial ownership of our common stock by all persons known by us to be the beneficial owner of more than 5% of our common stock on the record date. This information is based upon statements on Schedule 13D or 13G or Form 3 or 4 filed by those persons with the Securities and Exchange Commission.

Name and Address	Amount of
of Beneficial Owner	Beneficial Ownership	Percent of Class

Berkshire Hathaway Inc. (a)	43,387,981	34.49
1440 Kiewit Plaza Omaha, Nebraska 68131
Fairfax Financial Holdings Limited (b)	16,083,430	14.86
95 Wellington Street West, Suite 800 Toronto, Ontario, Canada M5J 2N7
C & G Verwaltungs GmbH (c)	14,757,258	14.84
Am Bahnhof 7 97346 Iphofen Federal Republic of Germany

(a)	The number of shares shown as beneficially owned includes 17,072,192 shares held by National Indemnity Company, a Nebraska insurance corporation (“NICO”), which is an indirect subsidiary of Berkshire Hathaway, Inc., a Delaware corporation (“Berkshire”), and 26,315,789 shares that may be acquired upon conversion of the $300 million of our 10% contingent convertible senior notes due 2018 held by Berkshire Hathaway Life Insurance Company of Nebraska, a Nebraska corporation (“BH Nebraska”), Berkshire Hathaway Assurance Corporation, a New York corporation (“BH Assurance”), and General Re Life Corporation, a Connecticut corporation (“General Re Life”), all of which are affiliates of Berkshire, at the current conversion price of $11.40 per share. BH Nebraska is the holder of $160 million of the notes, which are currently convertible into 14,035,087 shares of our common stock, BH Assurance is the holder of $90 million of the notes, which are currently convertible into 7,894,737 shares of our common stock, and General Re Life is the holder of $50 million of the notes, which are currently convertible into 4,385,965 shares of our common stock. Warren E. Buffett, an individual, may be deemed to control Berkshire, which controls OBH Inc., a Delaware Corporation and direct subsidiary of Berkshire that is the direct parent of NICO (“OBH”), NICO, BH Nebraska, BH Assurance and General Re Life. Mr. Buffett, Berkshire and OBH may be considered to have beneficial ownership of the shares held by NICO. Mr. Buffett, Berkshire, OBH and NICO share voting and investment power with respect to the shares held by NICO. Mr. Buffett and Berkshire may be considered to have beneficial ownership of the notes held by BH Nebraska, BH Assurance and General Re Life. NICO is the direct parent of BH Nebraska and BH Assurance, and it and OBH also may be considered to have beneficial ownership of the notes held by BH Nebraska and BH Assurance. Kolnische Ruckversicherungs-Gesellschaft AG, a company formed under the laws of Germany and an indirect subsidiary of Berkshire that is the direct parent of General Re Life (“Cologne Re”), General Reinsurance Corporation, a Delaware corporation and an indirect subsidiary of Berkshire that is the direct parent of Cologne Re (“General Reinsurance”), and General Re Corporation, a Delaware corporation and a direct subsidiary of Berkshire that is the direct parent of General Reinsurance (“General Re”), also may be considered to have beneficial ownership of the notes held by General Re Life. Each of BH Nebraska, BH Assurance and General Re Life shares voting and investment power with respect to the notes it holds. Mr. Buffett, Berkshire, NICO and OBH share voting and investment power with respect to the notes held by BH Nebraska and BH Assurance, and Mr. Buffett, Berkshire, Cologne Re, General Reinsurance and General Re share voting and investment power with respect to the notes held by General Re Life.

(b)	The number of shares shown as beneficially owned includes 8,771,930 shares that may be acquired upon conversion of the $100 million of our 10% contingent convertible senior notes due 2018 held by affiliates of Fairfax Financial Holdings Limited, a Canadian Corporation (“Fairfax”), at the current conversion price of $11.40 per share. Fairfax, V. Prem Watsa, an individual, 1109519 Ontario Limited, an Ontario, Canada corporation, The Sixty Two Investment Company Limited, a British Columbia, Canada corporation, and

810679 Ontario Limited, an Ontario, Canada corporation, have shared voting and dispositive power with respect to all of the reported shares. Odyssey America Reinsurance Corporation, a Connecticut corporation, has shared voting and dispositive power with respect to 6,536,144 of the reported shares.

(c)	C & G Verwaltungs GmbH, a limited liability company organized under the laws of the Federal Republic of Germany (“C&G”), is an indirect subsidiary of Gebr. Knauf Verwaltungsgesellschaft KG, a limited partnership organized under the laws of the Federal Republic of Germany (“Gebr. Knauf”) controlled by members of the Knauf family. Hans Peter Ingenillem and Martin Stürmer are the general managers of C&G, and Mr. Ingenillem and Manfred Grundke are the general partners of Gebr. Knauf. C&G and Gebr. Knauf both report that they have sole voting and dispositive power with respect to all of the reported shares.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors currently consists of 11 directors divided into three classes, with each class elected for a three-year term. Four directors comprise the class of directors to be elected at the annual meeting. The other two classes will be elected in 2011 and 2012.

The four candidates nominated by the Board for election as directors at the annual meeting are identified below. If any of those nominees becomes unavailable prior to the annual meeting, the Board will reduce the size of the Board to eliminate that position, nominate a candidate in place of the unavailable nominee, in which case all shares represented by proxies received by the Board will be voted for election of the substitute nominee, unless authority to vote for all candidates nominated by the Board is withheld, or leave the position vacant until a later date.

Director Independence

The listing standards of the New York Stock Exchange, or NYSE, require that a majority of our directors and all members of our Audit, Compensation and Organization and Governance Committees be independent. Our Corporate Governance Guidelines provide that, as a matter of policy, at least 80% of our directors should be independent in accordance with the NYSE listing standards and our By-laws and Corporate Governance Guidelines.

Under the NYSE listing standards, a director is considered independent only if the Board “affirmatively determines that the director has no material relationship with . . . [us] (either directly or as a partner, stockholder or officer of an organization that has a relationship with . . . [us]).” A director is not independent if the director does not meet certain standards specifically set out in the NYSE listing standards.

The independence standards in our Corporate Governance Guidelines provide that if a director (or any entity of which he or she is a director, officer or holder of 10% or more of the outstanding ownership interest) and we have any relationship that accounts for more than 1% of our or the other entity’s annual revenue and/or expenses, or a 5% ownership interest by one in the other, that director will not be independent. Members of legal, accounting or auditing firms providing services to us are also not independent under our By-laws.

Using the standards for determining the independence of its members described above, and based upon information provided by each of our directors and the recommendation of the Governance Committee of our Board of Directors, the Board has determined that each of our directors, except Mr. Foote, our Chairman and Chief Executive Officer, and Mr. Metcalf, our President and Chief Operating Officer, is independent as defined by the NYSE listing standards and our By-laws and Corporate Governance Guidelines.

In making this determination, the Board considered the following transactions, relationships and arrangements involving the directors identified below that are not otherwise required to be disclosed in this proxy statement under the Securities and Exchange Commission’s rules:

•	Robert L. Barnett is a director of a corporation from which we purchase plant equipment;

•	W. Douglas Ford is a director of a corporation from which we purchase materials used in our manufacturing processes;

•	William H. Hernandez was an executive officer of a corporation from which we purchased, and to which we sold, products in 2009;

•	Richard P. Lavin is an executive officer of a corporation from which we lease and purchase plant equipment;

•	Steven F. Leer is a director of a corporation from which we purchase rail transportation services and serves on the board of the National Association of Manufacturers with Mr. Metcalf; and

•	Judith A. Sprieser is a director of a corporation which provided temporary labor services to us during 2009.

Director Nominees and Directors Continuing in Office

Set forth below is information regarding the nominees for election as directors and information regarding the directors in each class continuing in office after the annual meeting.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
FOR A THREE-YEAR TERM TO EXPIRE IN 2013

The Board of Directors recommends a vote FOR the election of each of the nominees for director.

LAWRENCE M. CRUTCHER, 67, is a member of the Board of Advisors, and previously was Managing Director, of Veronis Suhler Stevenson, a private equity and structured capital fund manager. Mr. Crutcher has been a director since May 1993. He is Chair of the Board’s Governance Committee and is a member of its Finance Committee.

WILLIAM C. FOOTE, 59, has been our Chairman and Chief Executive Officer for more than the past five years. He was also our President until January 2006. Mr. Foote is Chairman of the Board of The Federal Reserve Bank of Chicago and a director of Walgreens Co. and Kohler Co. He is a Trustee of the Museum of Science and Industry in Chicago, a life Trustee of Northwestern Memorial Health Care and a member of the Civic Committee of The Commercial Club. Mr. Foote has been a director since March 1994.

STEVEN F. LEER, 57, has been Chairman and Chief Executive Officer of Arch Coal, Inc., a coal producing company, since April 2006. Prior thereto, he was President and Chief Executive Officer of that company. Mr. Leer is a director of Norfolk Southern Corporation, the Western Business Roundtable and the Mineral Information Institute. He also is a director and past Chairman of the Center for Energy and Economic Development, the National Coal Council and the National Mining Association. He is a delegate to the Coal Industry Advisory Board of the International Energy Agency in Paris, a director of the Greater St. Louis Area Boy Scouts of America and a member of the boards of the National Association of Manufacturers and the Business Roundtable. Mr. Leer has been a director since June 2005. He is Chair of the Board’s Compensation and Organization Committee and is a member of its Finance Committee.

JUDITH A. SPRIESER, 56, was the Chief Executive Officer of Transora, Inc., an information technology software and services company, until March 2005. Prior to founding Transora in 2000, she was Executive Vice President (formerly Chief Financial Officer) of Sara Lee Corporation. Ms. Sprieser is a director of Allstate Corporation, Intercontinentalexchange Inc., Reckitt-Benckiser PLC, Royal Ahold, N.V. and Adecco S.A. During the past five years, she also was a director of CBS Corporation and Kohl’s Corporation. Ms. Sprieser has been a director since February 1994. She is Chair of the Board’s Finance Committee and is a member of its Compensation and Organization and Governance Committees.

Directors Continuing in Office (Terms Expiring in 2011)

ROBERT L. BARNETT, 69, retired as Executive Vice President of Motorola, Inc. in 2005. He previously served as President and Chief Executive Officer, Commercial, Governmental and Industrial Solutions Sector, and President, Land Mobile Products Sector, of Motorola, Inc. Mr. Barnett is a director of Johnson Controls, Inc., Central Vermont Public Service Corporation and EF Johnson Technologies, Inc., and a director and Treasurer of the Lincoln Foundation for Performance Excellence. He is a Senior Baldrige Examiner and a licensed professional engineer. Mr. Barnett has been a director since May 1990. He is Chair of the Board’s Audit Committee and is a member of its Governance Committee.

RICHARD P. LAVIN, 57, has been Group President of Caterpillar Inc. since 2007. He has responsibility for that company’s Earthmoving and Excavation Divisions, its Asia Pacific Distribution Division, its China Division and Caterpillar Japan Ltd. Prior to becoming Group President, Mr. Lavin served Caterpillar Inc. as Vice President, Asia Pacific Manufacturing Operations and Chairman of Shin Caterpillar Mitsubishi Ltd. Mr. Lavin has been a director since November 2009. He is a member of the Board’s Audit and Finance Committees.

MARVIN E. LESSER, 68, has been Managing Partner of Sigma Partners, L.P., a private investment partnership, and President of Alpina Management, LLC, an investment advisor, for more than the past five years. He is a director of Golfsmith International Holdings, Inc., DUSA Pharmaceuticals, Inc. and St. Moritz 2000 Fund, Ltd. During the past five years, he also was a director of Pioneer Companies, Inc. Mr. Lesser has been a director since May 1993. He is a member of the Board’s Audit and Compensation and Organization Committees.

JAMES S. METCALF, 52, is our President and Chief Operating Officer. Prior to assuming that position in January 2006, he was Executive Vice President and President, USG Building Systems. He is a director of Molex Incorporated and the National Association of Manufacturers. Mr. Metcalf has been a director since May 2008.

Directors Continuing in Office (Terms Expiring in 2012)

JOSE ARMARIO, 50, has been Group President, McDonald’s Canada and Latin America of McDonald’s Corporation since February 2008. He became President, Latin America of McDonald’s Corporation in 2003. He previously served as Senior Vice President and International Relationship Partner for McDonald’s Corporation and as director of Ronald McDonald House Charities in Latin America. Mr. Armario is a director of the International Advisory Board and President’s Council of the University of Miami. He also is a director of the Council of the Americas — New York and The Chicago Council of Global Affairs and is a board member of the Mexican Chamber of Commerce. Mr. Armario has been a director since January 2007. He is a member of the Board’s Audit and Compensation and Organization Committees.

W. DOUGLAS FORD, 66, retired as Chief Executive, Refining & Marketing, of BP Amoco p.l.c. and Managing Director of BP p.l.c. in 2002. He is a director of Air Products and Chemicals, Inc. and Suncor Energy Inc. He also is a Trustee of the University of Notre Dame. During the past five years, he also was a director of UAL Corporation. Mr. Ford has been a director since November 1996. He is a member of the Board’s Compensation and Organization and Governance Committees.

WILLIAM H. HERNANDEZ, 61, retired as Senior Vice President, Finance and Chief Financial Officer of PPG Industries, Inc. in 2009 after having served in that position for more than the past five years. He is a director of Eastman Kodak Company and Black Box Corporation. Mr. Hernandez has been a director since September 2009. He is a member of the Board’s Audit and Finance Committees.

As evidenced by the director biographical information provided above, our directors have significant experience in chief executive or other senior level operating, financial, private investment and/or investment management positions. Seven of our directors have been a director and/or senior executive of USG for more than 13 years and two more have been directors for more than three years. As a result of their tenure, these directors have extensive familiarity with us and our industry, which provides them with a longer-term perspective to advise regarding strategic, operational and financial issues associated with the cyclicality of our business. Messrs. Hernandez and Lavin, who joined our Board in 2009, have many years experience in cyclical businesses that we believe will assist the Board in management’s development and implementation of our growth strategies.

Eight of our 11 directors also serve as a director of other public companies, which provides them with diverse experiences that can enhance their contribution to our Board governance practices. Also, Messrs. Armario and Hernandez, who are of Hispanic descent, and Ms. Sprieser provide ethnic and gender diversity to our Board that supports our commitment to diversity as a core value in our efforts to attract and retain a diverse workforce as well as to enhance our relationship with an increasingly diverse customer base.

Specific experience, qualifications, attributes and skills of our directors considered by the Governance Committee as part of its review of our Board’s membership in connection with its nomination of the candidates for election to the Board at this meeting include the following:

•	Mr. Armario — more than three years’ service as a director and extensive consumer products marketing, branding and Latin American markets expertise gained in his roles at McDonald’s Corporation;

•	Mr. Barnett — almost 20 years as a director, Board leadership as chair of the Audit Committee, a member of the Governance Committee and former chair of the Corporate Affairs Committee, corporate governance insights from his service as a director of three other public companies and extensive manufacturing and technical expertise gained during his tenure as a senior executive at Motorola, Inc. and from his participation as a Senior Baldrige Examiner;

•	Mr. Crutcher — almost 17 years as a director, Board leadership as chair of the Governance Committee and a private equity investor’s perspective regarding capital allocation, capital markets strategy, balance sheet management and cost control;

•	Mr. Foote — service as our Chairman and Chief Executive Officer for more than 14 years, as a director for 16 years and an employee for over 25 years and the insights regarding business and market conditions he provides to the Board as a result of his other corporate board positions and his service as Chairman of The Federal Reserve Bank of Chicago;

•	Mr. Ford — more than 13 years as a director, Board leadership as a member of the Governance Committee and former chair of the Corporate Affairs Committee, corporate governance insights from his service as a director of two other public companies and his professional background in operations and the energy industry, which he applies to assist management in the development of its plant operating efficiency and sustainability programs;

•	Mr. Hernandez — more than 15 years as chief financial officer of PPG Industries, Inc. and substantial experience as a board member and chair of the Audit Committee of a Fortune 500 company;

•	Mr. Lavin — management oversight of Caterpillar Inc.’s largest operating division and that company’s operations in China, India, Japan and the Asia-Pacific region, as well as his diverse legal and human resources background;

•	Mr. Leer — almost five years as a director, Board leadership as chair of the Compensation and Organization Committee, corporate governance insights from his service as Chairman and Chief Executive Officer of Arch Coal, Inc. and as a director of another public company and particular insights regarding business conditions and developments in the United States from his service on the boards of the National Association of Manufacturers and the Business Roundtable;

•	Mr. Lesser — almost 17 years as a director, corporate governance insights from his service as a director of several other public companies, including two that he currently serves as a director, and his investment manager’s perspective on the analysis of corporate performance and the domestic and global economic environments;

•	Mr. Metcalf — service as our President and Chief Operating Officer for over four years and as an executive officer for more than 10 years of his almost 30 years with USG, with direct management responsibility during his career for our North American Gypsum, Building Products Distribution and Worldwide Ceilings businesses, governance insights from his service as a director of another public company and particular insights regarding business conditions and developments in the United States from his service on the board of the National Association of Manufacturers; and

•	Ms. Sprieser — more than 16 years as a director, board leadership as chair of the Finance Committee, a member of the Governance Committee and former chair of the Audit Committee, corporate governance insights from her service as a director of several other public companies, brand management expertise gained in her roles at Sara Lee Corporation, technology experience gained as chief executive officer of

Transora, Inc. and her particular experience with, and focus on, capital allocation, capital markets strategy and balance sheet management.

Additionally, the Governance Committee considered the qualities for directors set out in our Corporate Governance Guidelines and the cooperative manner in which the directors interact and conduct the Board’s deliberations.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings of the Board of Directors

The Board held nine meetings, and its committees held a total of 26 meetings, during 2009. Each director attended at least 75% of the meetings of the Board and the committees on which he or she served.

Two executive sessions of the Board are required to be held annually by our Corporate Governance Guidelines. One executive session was held in February 2009 and conducted by the Chair of the Compensation and Organization Committee to review Mr. Foote’s performance in 2008 and to consider his compensation for 2009. A second session was held in November 2009 and conducted by the Chair of the Governance Committee primarily to review the results of the Board’s self evaluation process. Unscheduled executive sessions may be held at the request of one or more directors. The directors attending those executive sessions select a presiding director for them.

Board Leadership

Mr. Foote is Chairman of the Board and our Chief Executive Officer. He has held both of those positions since 1996. Our Corporate Governance Guidelines provide that it is the Board’s policy that the matter of whether the Chairman and Chief Executive Officer positions should be separate is one to be considered when a new Chief Executive Officer is selected, unless the Board believes consideration of the matter is warranted at another time based on then-existing circumstances.

As a result of Mr. Foote’s long tenure as our Chairman and Chief Executive Officer, the Board believes he is uniquely qualified through his experience and expertise to be the person who generally sets the agenda for, and leads discussions of, strategic issues. The Board also believes that Mr. Foote’s serving as both Chairman and Chief Executive Officer is appropriate taking into consideration the size and nature of our businesses, Mr. Foote’s established working relationship and open communication with our independent directors, many of whom have served for the entire time Mr. Foote has held those positions, the significant board-level experience of our independent directors as a whole, the strong independent leadership and accountability to stockholders provided by more than 80% of our directors being independent, the independent leadership provided by our Committee chairs and our Board culture in which Mr. Foote and the other directors are able to debate different points of view and reach consensus in an efficient manner. For the same reasons, the Board has determined not to appoint a lead independent director at this time.

Committees of the Board of Directors

The Board has four standing committees. They are the

•	Audit Committee,

•	Compensation and Organization Committee,

•	Finance Committee, and

•	Governance Committee.

Each committee has a charter that requires its members to be “independent” as defined in the New York Stock Exchange listing standards and our By-laws and Corporate Governance Guidelines. The following table indicates the current members of each Board committee.

Compensation
and
Name	Audit		Organization		Finance		Governance

Jose Armario	x		x
Robert L. Barnett	x	*					x
Lawrence M. Crutcher					x		x	*
W. Douglas Ford			x				x
William H. Hernandez	x				x
Richard P. Lavin	x				x
Steven F. Leer			x	*	x
Marvin E. Lesser	x		x
Judith A. Sprieser			x		x	*	x

*	Chair

Audit Committee

The Audit Committee’s responsibilities include

•	assisting the Board in monitoring the integrity of our financial statements, our compliance with financial reporting and related legal and statutory requirements and the independence and performance of our internal and external auditors, and

•	selecting and employing, subject to ratification by our stockholders, a firm of independent registered public accountants to audit our financial statements and internal control over financial reporting each year, which firm is ultimately accountable to the Audit Committee and the Board.

The Board of Directors has determined that each of the members of the Audit Committee is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The Board has also determined that each member of the Audit Committee is independent as defined by the applicable New York Stock Exchange and Securities and Exchange Commission rules. The Audit Committee met nine times during 2009.

Compensation and Organization Committee

The Compensation and Organization Committee’s responsibilities include

•	reviewing and making recommendations to the Board regarding management organization, succession and development programs, and the election of Corporation officers,

•	reviewing and approving, or recommending for approval, officers’ salaries, incentive compensation and bonus awards,

•	making, itself or through a subcommittee, the decisions required by a committee of the Board under all equity compensation plans we have adopted, and

•	reporting to the Board changes in salary ranges for all major position categories and changes in our retirement, group insurance, investment, management incentive compensation and other benefit plans.

The Compensation and Organization Committee met seven times during 2009.

Finance Committee

The Finance Committee’s responsibilities include

•	providing review and oversight of, and making recommendations to the Board regarding, financing requirements and programs, operating and capital expenditures budgets, relationships and communications with banks, other lenders and creditors and stockholders, dividend policy and acquisitions, divestitures and significant transactions affecting our capital structure and ownership,

•	reporting to the Board periodically regarding the funding and investment performance of our qualified retirement plans and authorizing necessary or desirable changes in actuarial assumptions for funding those retirement plans, and

•	considering any other matters as may periodically be referred to the Committee by the Board.

The Finance Committee met six times during 2009.

Governance Committee

The Governance Committee’s responsibilities include

•	making recommendations to the Board concerning the size and composition of the Board and its committees,

•	recommending nominees for election or reelection as directors,

•	considering other matters pertaining to Board membership, such as the compensation of non-employee directors, and

•	evaluating Board performance and assessing the adequacy of, and compliance with, our Corporate Governance Guidelines and Code of Business Conduct.

The Governance Committee met four times during 2009.

Stockholder Nominee Recommendations and Criteria for Board Membership

The Governance Committee considers director nominee recommendations submitted by our stockholders. Director nominee recommendations from stockholders must be in writing and include a brief account of the nominee’s business experience during the past five years, including principal occupations and employment during that period and the name and principal business of any corporation or organization of which the nominee is a director. Stockholder director nominee recommendations should be sent to the Governance Committee, USG Board of Directors, c/o Corporate Secretary, 550 West Adams Street, Chicago, Illinois 60661-3676. Recommendations may be submitted at any time, but will not be considered by the Governance Committee in connection with an annual meeting unless received on or before the date prior to the annual meeting determined as provided in our By-laws. The director nominee recommendation submission deadline for the 2011 annual meeting of stockholders is described under “Deadline for Stockholder Proposals” on page 57 of this proxy statement.

Our process for reviewing and selecting new director nominees involves seeking out a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, USG and our stockholders. Desired qualities for our directors, including those recommended for nomination by our stockholders, are described in our Corporate Governance Guidelines and on our website www.usg.com. Those qualities include high-level leadership experience in business activities, ability and willingness to contribute special competencies to Board activities and personal attributes such as integrity, willingness to apply sound and independent business judgment and assume broad fiduciary responsibility and awareness of a director’s vital contribution to our corporate image. Additional search criteria may be determined by the Governance Committee. We do not have a formal policy with regard to the consideration of diversity in identifying directors. Our Corporate Governance Guidelines provide that candidates for Board membership will be considered without regard to race, color, religion, sex, ancestry, national origin or disability. When seeking new director candidates, the Governance Committee considers the subject matter expertise and geographic experience of existing Board members to determine whether a candidate with a particular expertise or experience set would be desirable. The Committee seeks to have a mix of directors with experience in one or more areas relevant to our businesses, including operations, manufacturing, marketing, finance, technology and innovation and international, as well as experience with cyclical businesses. Depending on current Board membership, it may also decide to seek or give preference to a qualified candidate who is female or adds to the ethnic diversity of the Board.

Generally, to fill a vacancy or to add an additional director, the Governance Committee retains an executive search firm to assist in identifying and recruiting appropriate candidates. Any director candidate selected by this process or as a result of a stockholder recommendation is expected to meet with a number of directors, including the Chair of the Governance Committee, prior to any decision to nominate the candidate for election to the Board.

Communications with Directors

Stockholders and other interested parties may send communications to our directors as a group or individually by addressing them to the director or directors at USG Corporation, c/o Corporate Secretary, 550 West Adams Street, Chicago, IL 60661-3676. Stockholder communications will be reviewed by the Corporate Secretary for relevance to our business and then forwarded to the intended director(s), if appropriate. Stockholders may meet directors before or after the annual meeting. As a matter of policy, all directors are expected to attend the annual meeting. All directors except one attended the 2009 annual meeting.

Risk Oversight

The NYSE Listing requirements provide that our Audit Committee must discuss our guidelines and policies that govern the process by which we assess and manage our exposure to risk. Consistent with this requirement, the Audit Committee’s charter provides that the Committee’s responsibilities include discussing our risk assessment and risk management policies. This discussion takes place at least once each year as part of our review of our enterprise risk management (ERM) program. That review includes discussion of management delegations of responsibility for the principal financial, governance, legal and operational risk exposures identified as part of our ERM program and delegations of responsibility for oversight of those risks to Board committees and/or the full Board. The Board committees consider risks related to matters within the scope of their responsibilities as part of their regular meeting agendas, and the committee chairs report to the full Board regarding matters considered by their committees following each committee meeting. Management also formally reviews strategic risks with the full Board at least once each year, typically as part of our strategic planning review with the Board. The Board also reviews individual risks as they relate to specific issues presented to the Board throughout the year.

In early 2010, management conducted, and reviewed with the Compensation and Organization Committee, a risk assessment of our compensation policies and practices for all employees, including our executive officers. As part of its assessment, management reviewed our compensation programs for certain design features that commentators have identified as having the potential to encourage excessive risk-taking, including

•	too much focus on equity awards,

•	total compensation opportunity that is overly weighted toward annual incentives,

•	highly leveraged payout curves and uncapped payouts,

•	unreasonable goals or thresholds, and

•	steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds.

In its assessment, management noted several design features of our compensation programs that reduce the likelihood of excessive risk-taking, including

•	the program design for executive officers and other senior managers provides a balanced mix of cash and equity awards, annual and long-term incentives and operating and financial performance metrics that promote a focus on long-term performance without undue emphasis on short-term results,

•	maximum payout levels under most of our annual incentive programs are capped at 200% of target, or par,

•	our annual incentive programs provide for payouts assuming achievement of a threshold level of performance, rather than requiring an “all or nothing” achievement of targeted performance,

•	the Compensation and Organization Committee has downward discretion over annual incentive program payouts,

•	the annual incentive program for our executive officers, and the agreements evidencing their 2009 and 2010 equity awards, allow the Board to “clawback” payments made to them under certain circumstances,

•	we use restricted stock units as well as stock options and performance shares in our long-term incentive plan because the restricted stock units retain value in a depressed market so that their holders are less likely to take unreasonable risks than they would to get or keep options “in the money”, and

•	the time-based vesting of equity awards coupled with stock ownership requirements for our executive officers and other senior managers aligns the interests of the holders of those awards with the interests of our stockholders.

Based on its assessment, management concluded that our compensation programs promote value creation, do not encourage excessive risk and are not reasonably likely to have a material adverse effect on us. The Compensation and Organization Committee and its consultant concurred with that conclusion based on management’s review of its assessment with them.

Corporate Governance

Our By-laws, Corporate Governance Guidelines and Code of Business Conduct, and the charters of our Board committees, are posted on our website www.usg.com.

In January 2006, in connection with the rights offering we effected to finance a portion of the payments required by our plan of reorganization, we entered into an equity commitment agreement with Berkshire Hathaway Inc., our largest stockholder, to provide a backstop commitment with respect to the rights offering. In connection with that commitment, Berkshire Hathaway acquired 6,969,274 shares of our common stock. We also entered into a shareholder’s agreement with Berkshire Hathaway pursuant to which it agreed to vote 469,274 of those shares, an additional 3,602,918 shares it has acquired subsequent to the rights offering and certain other shares it acquires in the future on all matters submitted to our stockholders, other than approval of a “poison pill,” in the same proportion as shares owned by all stockholders are voted. The shareholder’s agreement also includes restrictions on Berkshire Hathaway’s ownership of our common stock and acquisition proposals it may make.

In addition, we have a stockholder rights plan that became effective in January 2007. The plan helps to protect our net operating loss carryforwards and to prevent an acquisition of control without payment of an appropriate control premium to our stockholders. Under the plan, if any person becomes the beneficial owner of 15% or more of our voting stock, stockholders other than the 15% triggering stockholder will have the right to purchase additional shares of our common stock at half the market price, thereby diluting the triggering stockholder. The plan also provides that, during the seven-year standstill period under our shareholder’s agreement with Berkshire Hathaway, its (or certain of its affiliates) acquisition of shares of our common stock will not trigger the rights to the extent Berkshire Hathaway complies with the terms of the shareholder’s agreement and, following that seven-year standstill period, acquisitions of our common stock by any of them will not trigger the rights unless Berkshire Hathaway or its affiliates acquire beneficial ownership of more than 50% of our voting stock on a fully diluted basis.

The rights plan will expire on January 2, 2017. However, our Board of Directors has the power to accelerate or extend the expiration date of the rights. In addition, a Board committee composed solely of independent directors will review the rights plan at least once every three years to determine whether to modify the plan in light of all relevant factors. The first review was conducted in November 2009 and the next review is required by the end of 2012.

More information about, and copies of, the agreements referred to in this section and other related agreements are included in reports or statements we filed with the Securities and Exchange Commission on January 30, 2006, February 28, 2006, December 21, 2006 and December 5, 2008.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as of the record date regarding beneficial ownership of our common stock by each director and nominee for director, each executive officer named in the Summary Compensation Table and all directors, nominees and executive officers as a group, including any shares held by executive officers through the Investment Plan.

	Common Shares
	Beneficially Owned,	Shares Subject to
	Excluding Shares	Vested Options and
	Subject to Options	Options and
	and Restricted	Restricted Stock	Deferred	Total Beneficial
	Stock Units	Units that Vest	Stock Units	Stock and Stock
Name	(a)	Within 60 Days	(b)	Unit Holdings	Percent of Class

Jose Armario	813	0	27,684	28,497	*
Robert L. Barnett	17,406	0	0	17,406	*
Lawrence M. Crutcher	21,175	0	0	21,175	*
Stanley L. Ferguson	31,725	55,196	0	86,921	*
Richard H. Fleming	85,839	75,517	0	161,356	*
William C. Foote(c)	179,154	344,699	0	523,853	*
W. Douglas Ford(d)	10,356	0	17,226	27,582	*
William H. Hernandez	15,000	0	0	15,000	*
Fareed A. Khan	800	22,546	0	23,346	*
Richard P. Lavin	0	0	0	0	*
Steven F. Leer	3,545	0	29,183	32,728	*
Marvin E. Lesser	18,166	0	7,254	25,420	*
James S. Metcalf	49,954	109,338	0	159,292	*
Donald S. Mueller	3,571	0	0	3,571	*
Judith A. Sprieser	17,725	0	0	17,725	*

All directors and executive officers as a group (24 persons)(e)	542,066	810,177	81,347	1,433,590	1.44

*	Less than one percent

(a)	Unless otherwise noted, each individual or member of the group has sole voting power and investment power with respect to the shares shown in this column.

(b)	Indicates the non-voting deferred stock units credited to the account of the individual director or members of the group under current and past director compensation programs. The units increase and decrease in value in direct proportion to the market value of our common stock and are paid in cash or stock following termination of Board service.

(c)	Includes 10,000 shares held by Mr. Foote’s spouse and 1,000 shares held for the benefit of his children. Mr. Foote disclaims beneficial ownership with respect to all of those shares.

(d)	Includes 628 shares Mr. Ford holds in joint tenancy with his spouse as to which he shares voting power and investment power.

(e)	Includes 2,000 shares held by an executive officer in joint tenancy with his wife as to which the executive officer shares voting power and investment power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

Our Code of Business Conduct provides that all of our employees, including our executive officers, and our directors, must avoid “conflicts of interest” — situations where their personal interest may be inconsistent with our interest and may interfere with the employee’s or director’s objectivity in making business decisions on our behalf.

A conflict of interest may exist, for example, when an employee, officer or director (or one of their family members) has a financial interest in a company with which we do business or if an employee, officer or director in a position to influence business dealings with a company (a) has a direct or indirect interest in that company that would reasonably be viewed as significant to that person and (b) the amount of business done between us and that company is significant.

All of our employees and directors are required to report conflicts of interest so that we may address the situation properly. After disclosure, some conflicts of interest can be resolved through implementing appropriate controls for our protection. Where an appropriately disclosed conflict of interest is minor and not likely to adversely impact us, we may consent to the activity. In other cases where appropriate controls are not feasible, the person involved will be requested not to enter into, or to discontinue, the relevant transaction or relationship.

All of our executive officers and other salaried employees are required to disclose actual or potential conflicts of interest in which they may be personally involved in an annual certification reviewed by our Internal Audit and Legal Departments. In addition, all of our executive officers are required to disclose actual or potential conflicts of interest by quarterly certifications. Employees who complete these certifications are also required promptly to report in writing to the Internal Audit Department any conflict of interest situations that arise during the period between certifications.

Conflict of interest situations reported by employees are addressed by our Business Ethics Committee made up of representatives from our Internal Audit, Legal and Human Resources Departments, and, where appropriate, by senior management. If the conflict of interest involves one of our executive officers, the situation will be addressed by our Board of Directors or the Audit Committee of the Board. Quarterly reports of conflicts of interest and the resolution of them are provided to our Compliance Committee, Chairman and Chief Executive Officer and President and Chief Operating Officer in accordance with our disclosure controls and procedures.

We recognize that directors may be connected with other organizations with which we have business dealings from time to time. Under our Corporate Governance Guidelines, it is the responsibility of each director to advise the Chairman of the Board and the Governance Committee of the Board, through its Chair, of any affiliation with public or privately held businesses or enterprises that may create a potential conflict of interest, potential embarrassment to us, or possible inconsistency with our policies or values. Directors are also to advise the Chairman of the Board and the Governance Committee in advance of accepting an invitation to serve on the board of another public company.

We annually solicit information from our directors in order to monitor potential conflicts of interest. In accordance with our Corporate Governance Guidelines, any actual or potential conflict of interest involving a director will be investigated by the Governance Committee, with management assistance as requested, to determine whether the affiliation or transaction reported impairs the director’s independence and whether it is likely to adversely impact us. If the Committee determines that the director’s independence would be impaired, or the affiliation or transaction would likely impact us adversely, the director would generally be asked not to enter into, or to discontinue, the reported relationship or to resign from the Board. In other circumstances, the Committee will generally determine what, if any, controls, reporting and/or monitoring procedures are appropriate for our protection as a condition for approving the reported relationship or transaction. Relationships that give rise to potential conflicts of interest are generally not considered to adversely impact us if they are not required to be disclosed pursuant to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K because

•	the amount involved in the transaction is less than $120,000,

•	the director’s only relationship to the other party involved in the transaction is as a director,

•	the director’s interest arises solely from the ownership of our stock and all holders of our stock received the same benefit on a pro rata basis,

•	the transaction involves rates or charges determined by competitive bids, or

•	the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

The foregoing policies and procedures apply to transactions involving our directors and executive officers and their immediate family members required to be reported under Item 404 (a) of Regulation S-K. Pursuant to a written directive issued by our Chairman and Chief Executive Officer, transactions required to be reported under that Item involving holders of more than 5% of our common stock are subject to review by an officer at the level of Executive Vice President or above to determine whether they are on an arm’s-length basis.

Compensation of all of our executive officers is approved by our Compensation and Organization Committee or the Board of Directors and compensation of our directors is approved by the Board.

Issuance of Convertible Senior Notes

In November 2008, we issued $400 million aggregate principal amount of 10% Contingent Convertible Senior Notes due 2018 to affiliates of Berkshire Hathaway Inc. and Fairfax Financial Holdings Limited. In connection with the issuance of notes, we entered into separate securities purchase agreements and registration rights agreements with Berkshire Hathaway and Fairfax. Pursuant to the securities purchase agreements, Berkshire Hathaway and Fairfax have the right, for so long as they own any notes, to participate in any of our future issuances of common stock, subject to certain exceptions. In the event we issue common stock, Berkshire Hathaway and Fairfax may each purchase up to that portion of the common stock being issued that equals their ownership percentage in our common stock prior to such issuance (assuming conversion of their notes).

Under the registration rights agreements, we granted Berkshire Hathaway and Fairfax demand and piggyback registration rights with respect to all of the notes and shares of common stock held by them and specified affiliates from time to time. The registration rights agreements entitle each of Berkshire Hathaway and Fairfax to make three demands for registration of all or part of the notes or common stock held by them and their affiliates, subject to certain conditions and exceptions. The registration rights agreements also provide that, subject to certain conditions and exceptions, if we propose to file a registration statement under the Securities Act of 1933, as amended, with respect to an offering of securities on a form that would permit registration of the notes or shares of common stock that are held by Berkshire Hathaway, Fairfax or the specified affiliates, then we will offer Berkshire Hathaway, Fairfax and their specified affiliates the opportunity to register all or part of their notes or shares of common stock on the terms and conditions set forth in the applicable registration rights agreement. The registration rights agreement with Berkshire Hathaway amended and restated the registration rights agreement we entered into with Berkshire Hathaway in January 2006.

The securities purchase agreements and registration rights agreements were approved by our Board of Directors. More information about, and copies of, the agreements referred to in this section and other related agreements are included in a report we filed with the Securities and Exchange Commission on November 26, 2008.

Shareholder’s Agreement with Berkshire Hathaway

In connection with the equity commitment agreement we entered into with Berkshire Hathaway in January 2006, we entered into a shareholder’s agreement with Berkshire Hathaway pursuant to which Berkshire Hathaway agreed, among other things, that for a period of seven years following completion of our rights offering, except in limited circumstances, it will not acquire additional beneficial ownership of our voting securities if, after giving effect to the acquisition, it would own more than 40% of our voting securities on a fully diluted basis. Berkshire Hathaway further agreed that, during that seven-year period, it would not solicit proxies with respect to our securities or submit a proposal or offer involving a merger, acquisition or other extraordinary transaction unless the proposal or offer is

•	requested by our Board, or

•	made to the Board on a confidential basis and is conditioned on approval by a majority of our voting securities not owned by Berkshire Hathaway and a determination by the Board as to its fairness to stockholders and, if the proposed transaction is not a tender offer for all shares of common stock or an offer for the entire company, is accompanied by an undertaking to offer to acquire all of our shares of common stock outstanding after completion of the transaction at the same price per share as was paid in the transaction.

Under the shareholder’s agreement, for the same seven-year period, we agreed to exempt Berkshire Hathaway from our existing or future poison pills to the extent that Berkshire Hathaway complies with the terms and conditions of the shareholder’s agreement. If there is a shareholder vote on a poison pill that does not contain this agreed exemption, Berkshire Hathaway may vote without restriction all the shares it holds to approve or disapprove the proposed poison pill. On all other matters, Berkshire Hathaway is required to vote certain of the shares it owns as described under “Corporate Governance” on page 14 of this proxy statement. We and Berkshire Hathaway also agreed that, after the seven-year standstill period ends, during the time that Berkshire Hathaway owns our equity securities, Berkshire Hathaway will be exempted from our poison pills, except that our poison pills may require that Berkshire Hathaway does not acquire (although it may continue to hold) beneficial ownership of more than 50% of our voting securities, on a fully diluted basis, other than pursuant to an offer to acquire all shares of our common stock that is open for at least 60 calendar days.

The equity commitment agreement and shareholder’s agreement were approved by our Board of Directors.

Transactions with Principal Stockholders

We purchase products, principally fiberglass and insulation, and services, including pipeline services, and lease equipment from subsidiaries of Berkshire Hathaway in the ordinary course of our business. The aggregate amount of those purchases and lease transactions in 2009 was approximately $13.3 million. We purchase insulation from affiliates of Gebr. Knauf in the ordinary course of business. Those purchases aggregated approximately $15.3 million in 2009. We sold approximately $500,000 of products to affiliates of Gebr. Knauf in 2009. We are a partner with an affiliate of Gebr. Knauf in a joint venture that manufactures and markets cement-based panels in Europe and the former Soviet Union. The joint venture had sales of approximately $29.6 million in 2009.

We and our subsidiary L&W Supply Corporation are defendants, along with many other companies that include affiliates of Gebr. Knauf, in lawsuits relating to Chinese-made wallboard installed in homes. The lawsuits claim that the Chinese-made wallboard is defective and emits sulfur gases causing, among other things, an odor and corrosion of certain metal surfaces. Most of the lawsuits also allege that the Chinese-made wallboard causes health problems. L&W sold some of the allegedly defective wallboard primarily in the Florida region in 2006. The Chinese wallboard that L&W distributed was manufactured primarily by Knauf Plasterboard (Tianjin) Co. Ltd, or KPT, and two other Chinese affiliates of Gebr. Knauf. During 2009, L&W resolved some customer or homeowner claims relating to allegedly defective Chinese-made wallboard sold by L&W by reimbursing some of the remediation costs for those homes. In 2009, L&W was reimbursed $532,000 for a portion of these payments by an affiliate of KPT and Gebr. Knauf. L&W has made further requests for reimbursement to KPT and other Gebr. Knauf affiliates and expects to receive additional reimbursement.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

USG’s executive compensation philosophy is to provide a competitive total compensation package that aligns the interests of management with those of stockholders, motivates management to achieve our long-term strategic and annual operating objectives and enables us to attract and retain talented executives.

We align management’s interests with those of our stockholders by using equity-based long-term incentive awards, including awards that vest only upon the achievement of performance objectives, and by maintaining stock ownership guidelines. We also align management’s interests with those of stockholders by basing a significant portion of targeted annual incentive awards on our consolidated net earnings and on selected key operational and financial metrics.

We motivate management to achieve our strategic growth and annual operating objectives by designing compensation programs that reward performance. Our programs are designed with the intent that generally 70% of compensation opportunity for our executive officers as a group is variable based on achievement of earnings, annual operating and financial targets and total stockholder return. The percentage of compensation opportunity that is variable is highly dependent on the level of equity-based long-term incentive awards. As discussed below, we significantly reduced the level of those awards in 2009. The annual operating and financial targets are selected to motivate management to achieve both short-term operating and long-term strategic objectives.

We attract and retain talented managers by ensuring that compensation opportunity is competitive in relation to similar positions in similar organizations. In setting compensation opportunity for our executive officers, we use the median level of compensation opportunity for a comparator group of companies as the reference point. Compensation opportunity for an individual executive officer generally is set within a band of 75% to 125% of the median based on the executive officer’s performance, experience, skill and related factors. We also adjust compensation levels based on internal equity to appropriately reward the contributions of our executives and to facilitate succession planning objectives.

We implement our executive compensation philosophy through the following programs:

Program	Description	Participants	Objectives Achieved

ANNUAL CASH COMPENSATION

Base Salary	Annual cash compensation based on competitive market data and individual performance	All salaried employees	Reward Performance Market Competitive Compensation

Annual Management Incentive Program	Annual cash incentive awards based on achievement of corporate earnings and annual operating and financial performance objectives	All executive officers and approximately 270 other managers	Reward Performance Market Competitive Compensation Stockholder Alignment

LONG-TERM INCENTIVE COMPENSATION

Long-Term Incentive Plan	Equity-based incentives, including stock options, restricted stock units and/or performance shares. The awards vary based on position, individual performance, potential and competitive practice.	All executive officers and approximately 250 other managers	Stockholder Alignment Reward Performance Market Competitive Compensation Retention

BENEFITS / PERQUISITES

Retirement, Health and Welfare Benefits	Retirement and investment plans, medical, dental, vision and other welfare benefits	All employees	Market Competitive Compensation Retention

Executive Benefits and Other Perquisites	Death, disability and personal liability insurance, financial planning, company automobile and other benefits	All executive officers and certain other senior managers	Market Competitive Compensation Retention

In addition to these compensation programs, we provide two types of employment security agreements for our executive officers. Employment Agreements provide compensation if an executive officer is involuntarily terminated without cause. Change-In-Control Severance Agreements provide executive officers compensation if there is a change in control and the executive officer is either involuntarily terminated without cause or the executive leaves for “good reason,” as defined in the agreements. These agreements help us to attract and retain talented executives, protect our intellectual property, reduce the potential for employment litigation and avoid the loss of executives to our competitors and other corporations.

Committee Position on Incentives and Excessive Risk

The Compensation and Organization Committee, or Committee, of our Board of Directors believes that the design of our compensation programs, as a result of their balance between salary, short-term incentives and long-term incentives, does not incentivize management to take excessive risks to maximize earnings or meet performance objectives in a single year at the expense of our long-term objectives. Our annual Management Incentive Program, or Program, has a mix of financial and operating objectives. Our Long-Term Incentive Plan uses a variety of equity compensation awards (stock options, restricted stock units and performance shares) that have extended vesting periods and provide different incentives. Together with our stock ownership guidelines (discussed on page 29 of this proxy statement), this balanced array of incentives encourages management to achieve both short-term operating and financial and long-term strategic objectives.

The Program includes provisions that are intended to further align it with shareholder interests, so that management will be encouraged not to take excessive risks. Those provisions are:

•	a minimum EBITDA threshold that must be satisfied before any payouts can be made under the Program;

•	a limit on the payout under the Program to a maximum of two times the par, or target, incentive award; and

•	a “clawback” that in certain circumstances will allow the Board to recoup excess incentive compensation paid to an executive officer if our financial statements are restated.

The agreements evidencing 2009 and 2010 equity awards to our executive officers include similar “clawback” provisions.

Overview of 2009 Business Results and Performance-Based Compensation; Outlook for 2010

Our financial results for 2009 reflected the continued, larger-than-anticipated contraction in the housing market, a significant downturn in commercial construction, continued turmoil in the financial markets and the general economic recession. Since a significant portion of compensation opportunity for our executives varies based on financial and operating performance, actual compensation was below targeted levels again for 2009.

Forty percent of the target award under the Program is based on net earnings, and no payout was made under this segment of the Program for 2009. The balance of the target award is based on achievement of annual operating and financial objectives. Program participants have an opportunity to earn at least a partial payout by achieving operational and/or financial targets, even if no payout is earned for the share of the earnings segment. In 2009, we were able to achieve and in some cases exceed some of our annual operating and financial objectives, which resulted in a partial payout under the 2009 annual Management Incentive Program averaging 56% of par for our named executive officers.

We designed the Program in recognition of the cyclical nature of our businesses. The Committee believes this design provides management with a strong incentive to maximize operational performance at all points of the business cycle. During peak years, corporate earnings may be driven in part by market conditions, but strong operational performance must be achieved to earn a maximum payout under the Program. Similarly, at the bottom of the cycle, when (as now) market conditions provide less earnings opportunity or we incur a net loss, management still has strong incentive to maximize operational efficiency and productivity, to enhance our market leadership positions and to maintain financial flexibility. The annual Management Incentive Program and the payouts for 2009 are discussed in more detail beginning on page 26 of this proxy statement.

Our common stock price declined significantly during 2008 and the first quarter of 2009. Despite rising since its low of $4.16 in March 2009, our stock price remains significantly below the exercise price of all outstanding stock options other than those granted in February 2009. These earlier options are, and throughout 2009 were, “out of the money.” They will not provide realizable economic benefit to their holders unless the market price of our common stock exceeds their exercise price. Also, all outstanding restricted stock units other than those awarded in 2009 have a value substantially below their grant date value. In addition, our total return to shareowners for the two- and three-year periods ended December 31, 2009 was among the bottom group of the companies in the Dow Jones U.S. Construction and Materials Index, which we use to determine the vesting of performance shares awarded to executive officers. Based on these results, all performance shares awarded in 2007 were forfeited and meeting the threshold necessary for vesting of performance shares awarded in 2008 will be challenging.

We have instituted a number of measures to reduce costs and create financial flexibility during the past several years to address the difficult market environment and outlook for our businesses. Among the compensation measures approved by the Committee and Board were the following:

•	management’s proposal not to increase base salary or annual incentive award opportunity for executive officers in 2009 and to increase them for only a small number of executive officers in 2010 for internal equity and succession planning purposes;

•	equity awards under the Long-Term Incentive Plan in 2009 that reflected a decrease in grant date value of approximately 50% compared to awards in 2008; this reduction was effected in anticipation of market practice in 2009 (the decrease in award values in 2009 compared to 2008 for our comparator group companies was approximately 17%) and because of the significant decrease in the market price of our common stock; and

•	a 50% reduction in the level of our match of employee contributions to the USG Corporation Investment Plan (401(k) Plan) effective January 1, 2009.

Compensation and Organization Committee

Our executive compensation programs are overseen by the Committee. The Committee is comprised of independent directors as defined by the New York Stock Exchange’s listing standards. The current Committee members are Steven F. Leer (Chair), Jose Armario, W. Douglas Ford, Marvin E. Lesser and Judith A. Sprieser. The Committee’s charter charges it with various accountabilities, including:

•	to review and make recommendations to the Board of Directors with respect to management organization, succession and development programs, the election of corporate officers and their compensation;

•	to make decisions required by a committee of the Board of Directors under all stock option and restricted and deferred stock plans; and

•	to approve and report to the Board of Directors changes in salary ranges for all other major position categories and changes in retirement plans, group insurance plans, investment plans or other benefit plans and management incentive compensation or bonus plans.

The Committee’s charter is reviewed at least annually. The charter can be found on our website www.usg.com.

Committee Calendar and Meetings

The Committee meets as necessary. Normally the Committee meets between four and six times a year. In 2009, the Committee held seven meetings and also acted twice by unanimous written consent in lieu of a meeting. The agendas for meetings and the annual Committee calendar are developed by management in consultation with the Committee Chair. The Committee has retained a compensation consultant, and one or more of its representatives are usually in attendance at its meetings. The Committee periodically holds meetings or executive sessions to review matters with its compensation consultant without management present.

Management’s Role in Compensation

Our Human Resources Department is responsible for the administration of our executive compensation, benefits and related programs. The Senior Vice President, Human Resources is accountable for making proposals to the Committee for changes in compensation and benefit programs at the request of either management or the Committee. The Senior Vice President, Human Resources is also the primary management contact for the Committee Chair.

The Chairman and Chief Executive Officer, President and Chief Operating Officer, Senior Vice President, Human Resources, Senior Director, Executive Compensation, and Director, Compensation usually attend Committee meetings to present matters for consideration by the Committee and to answer questions regarding those matters. Other executive officers and senior managers may attend meetings at the request of either management or the Committee to provide information and answer questions relevant to the Committee’s consideration of matters presented to it. Management’s consultant also attends these meetings to provide background and respond to questions.

The Chief Executive Officer recommends to the Committee any changes in compensation for executive officers (other than himself) based on his assessment of each individual’s performance, contribution to our results and potential for future contributions to our success. The Committee meets in executive session without any members of management present to review the performance and compensation of the Chief Executive Officer, to evaluate compensation proposals made by management and to make decisions with respect to those proposals.

Once each year (typically in July) management provides the Committee with an overview of all compensation and benefit plans pertaining to executive officers, including the purpose and cost of the programs and the value delivered to the participants by the programs. The Committee uses this information when evaluating subsequent compensation proposals by management and in developing its own proposals for changes to executive officer compensation.

The Chief Executive Officer and the Senior Vice President, Human Resources also lead an annual review for the Board of our management succession plans. This review provides the Committee and other Board members with information regarding the performance and potential of our management team that can be taken into account when executive compensation decisions are made.

Compensation Consultants

The Committee has retained Towers Watson & Co. as a compensation consultant to provide the Committee with an independent review of USG’s executive compensation programs. Towers Watson was selected by the Committee and works under the direction of the Committee Chair. Towers Watson’s primary role is to provide an independent analysis of competitive market data and to assist the Committee in evaluating compensation proposals made by management. The Committee has also on occasion asked Towers Watson to assist it in developing the compensation package for our Chief Executive Officer.

Towers Watson & Co. was formed by the merger in January 2010 of Towers, Perrin, Forster & Crosby, Inc. and Watson Wyatt Worldwide, Inc. Prior to the merger, Watson Wyatt Worldwide was the Committee’s consultant. Watson Wyatt Worldwide did not provide advisory services to management. At the direction of the Committee Chair, Towers Watson may meet with management and/or management’s consultant to review management’s proposals prior to the Committee’s review. A representative of Towers Watson generally attends the Committee’s meetings. USG pays Towers Watson’s consulting fees after approval by the Committee Chair. Towers Perrin provided services to management related to broad-based benefit plans prior to the merger.

Management also uses consultants to provide analysis and advice with respect to executive compensation programs and practices. Management’s primary advisor for compensation-related matters is Exequity, LLP. Exequity assists management in analyzing competitive market practices and benchmark data and in developing proposals for review by the Committee. It does not provide any services to USG other than executive compensation consulting.

Management also contracts with Hewitt Associates to conduct an annual competitive review of our executive compensation pay practices against a comparator group of companies. The study assists management in comparing compensation levels for our executive officers to compensation levels of the comparator group. Hewitt does not assist management in formulating proposals for compensation changes for executive officers. Hewitt provides other services to us related to the administration of our retirement, health and welfare benefit plans.

Setting Compensation Levels — Compensation Committee Annual Review

In February of each year, the Committee sets the level of each element of compensation for our executive officers. As part of this process, the Committee considers market competitiveness, current market conditions, performance for the prior year and internal equity.

Market Competitiveness

Since 2003, management has engaged Hewitt Associates to conduct an annual Executive Compensation Competitive Review to compare all elements of compensation for our executive officers to the compensation opportunity provided for similar positions by approximately 25 industrial and/or Chicago-based companies. Each executive officer’s position, including the Chief Executive Officer’s position, is compared to positions with similar responsibilities or at an equivalent level in this comparator group in terms of base salary, annual incentive, long-term incentive, the estimated value of benefits and perquisites and total compensation. If there is no comparable position in the comparator group, the Committee generally sets compensation opportunity for the executive officer based on internal equity.

The study provides the Committee with market information that enables it to evaluate total compensation opportunity, the mix of fixed and variable compensation elements and how total compensation is divided between the various compensation elements. The Committee uses that information to evaluate recommendations made by management with respect to compensation of our executive officers other than the Chief Executive Officer and to develop its own recommendations with respect to the compensation of the Chief Executive Officer.

We select our comparator companies from among those for which data is available in Hewitt Associates’ Total Compensation Measurement data base, based on their similarity to USG in terms of industry, annual revenue, complexity of operations, business cyclicality and geographic location. They are the types of companies with which we compete for talent, and the median revenue of the group approximates our annual revenues. For the 2009 study, the companies included in the comparator group were

Armstrong World Industries, Inc.	Foster Wheeler Corp.	Potash Corp
Ball Corporation	Kennametal Inc.	The Sherwin-Williams Company
The Black and Decker Corporation	Lennox International, Inc.	Smurfit-Stone Container Corp.
Boise Cascade Holdings	Martin Marietta Materials, Inc.	Temple-Inland Inc.
Borg Warner, Inc.	Masco Corp.	Texas Industries, Inc.
Brunswick Corporation	MeadWestvaco Corp.	The Valspar Corp.
Cooper Industries, Inc.	Mueller Water Products	Vulcan Materials Company
Dover Corporation	Owens Corning Corporation	W.W. Grainger, Inc.
Fortune Brands, Inc.	PacTiv Corporation

We have designed our executive compensation package to be market competitive in total. Our objective is to provide executive officers with total compensation opportunity generally within a band of 75% to 125% of the median of the comparator for their individual positions in the case of our Chairman and Chief Executive Officer, President and Chief Operating Officer and Executive Vice Presidents and for their position level for our Senior Vice Presidents and Vice Presidents. Prior to 2010, our objective had been to provide the opportunity to earn total compensation generally between the 50th and the 75th percentiles of the comparator group for similarly titled positions. We modified our objective to align better with market practices, address the difficulty in appropriately matching the responsibilities of our executive officers to those of positions at comparator group companies, provide greater internal equity and facilitate administration of our executive compensation program.

Total compensation opportunity for each executive officer is set based on performance, experience, skill and internal equity. Executives who are new in a position may be below the median for one or more elements of compensation. To reward extraordinary accomplishments, to promote retention and/or to maintain internal equity, we may pay an element of compensation in excess of the 125% of the median. In circumstances where the scope of one of our executive’s position differs significantly from the scope of responsibility of similarly titled positions in the comparator group companies, the Committee may set compensation opportunity for that executive outside the 75% to 125% of median range. The Committee is comfortable with setting one or more elements of an executive’s compensation opportunity outside this range because the Committee is primarily concerned with the competitiveness of our executive officers’ total compensation opportunity rather than the opportunity represented by any one individual element of compensation.

Total target net compensation (salary, annual incentive opportunity and long-term incentive opportunity) for each of the named executive officers (excluding Mr. Mueller, who ceased to be an executive officer effective August 31, 2009) for 2009 was as follows:

	50(th) percentile	75(th) percentile

Mr. Foote	120%	99%
Mr. Metcalf	123	108
Mr. Fleming	108	91
Mr. Ferguson	124	103
Mr. Khan	93	78

Messrs. Metcalf’s and Ferguson’s total compensation opportunity for 2009 was targeted slightly above the 75th percentile as a matter of internal equity to appropriately reflect their skills and contributions to our success relative to the skills and contributions of other named executive officers.

Total target net compensation for each of our named executive officers for 2010 is within the 75% to 125% of median range.

Performance

The Committee assesses the performance of the Chief Executive Officer in executive session at the February Committee meeting. This assessment is the basis for the Committee’s recommendations to the Board regarding the Chief Executive Officer’s compensation. The Chief Executive Officer conducts a similar assessment of the performance of the other executive officers and summarizes the results for the Committee when making his compensation recommendations to the Committee at the February Committee meeting.

The Committee’s determination of our executive officers’ base salary adjustments, if any, and Long-Term Incentive Plan awards is based on its assessment of each executive officer’s contribution to our overall financial results for the year and to the accomplishment of our annual operating and financial objectives as well as internal equity.

As discussed above, there was no increase in base salary or annual incentive award opportunity for our executive officers in 2009, and equity awards under the Long-Term Incentive Plan in 2009 reflected a significant decrease in grant date value compared to our 2008 awards and the 2009 awards of our comparator group companies. Among the accomplishments considered by the Committee in making its recommendation to the Board regarding 2009 equity awards for our named executive officers were our achievement of record customer satisfaction performance in 2008, improved plant operating efficiencies, the implementation of restructuring initiatives to reduce production capacity, overhead and other costs, improved plant operating efficiency and the significant improvement of our financial flexibility through renegotiation of our revolving credit agreement, a $400 million convertible note offering and completion of a $50+ million ship mortgage financing.

Internal Equity

The Committee also considers the level of compensation opportunity of executive officers based on its judgment of the relative importance of the responsibilities of each executive officer position to USG and each executive officer’s contribution to corporate results. In addition, adjustments may be made to further our longstanding succession planning philosophy of developing and promoting talent from within USG.

The benchmarking methodology and compensation philosophies applied by the Committee in determining the compensation of our Chief Executive Officer are the same as those applied in determining the compensation of our other executive officers. The Chief Executive Officer’s compensation is significantly higher than that of our other named executive officers based on our philosophy of paying market competitive compensation and reflects his broader accountability and the greater percentage of his total compensation that is performance-based. We do not set the compensation level of our executive officers as a multiple of the compensation of any other employee or group of employees.

Elements of Total Compensation

Our total compensation program consists of the following elements:

•	base salary;

•	annual incentive;

•	long-term incentive; and

•	benefits and perquisites.

Base Salary

The starting point for determining base salaries for our executive officers is the annual Hewitt Executive Compensation Competitive Review. Individual salaries for our executive officers range between 92% and 113% of the median for the comparator group. Factors that warrant paying above the median include individual performance, as assessed by the Chief Executive Officer (or in the case of the Chief Executive Officer, the Committee), performance, experience, skills and retention considerations.

Annual Incentive

Our annual Management Incentive Program, or Program, provides a variable reward opportunity based on corporate net earnings and the achievement of operating and financial objectives derived from the annual operating plan. We believe that both components of the Program satisfy the currently applicable requirements of Internal Revenue Code Section 162(m) and the regulations promulgated thereunder regarding the deductibility of “performance-based” compensation in excess of $1 million paid to any of our named executive officers and that awards earned under those components of the Program in 2009 will be fully deductible as “performance-based” compensation. We pay annual incentive awards in February following the year in which they are earned.

The target annual incentive opportunity for participants in the Program is expressed as a percentage of base salary. For 2009, the annual incentive opportunity for executive officers ranged from 45% of base salary to 125% of base salary for the Chief Executive Officer. Our Chief Executive Officer is eligible to receive a higher percentage annual incentive opportunity than our other executive officers in recognition of the broader scope of his responsibilities and impact on corporate performance, and based on market data regarding compensation of chief executive officers of the companies in our comparator group.

For 2009, the annual incentive award opportunity was comprised of the following segments that are designed to provide an incentive to maximize earnings and pursue operational excellence.

• Share of the Earnings:  40% of the 2009 annual Program award opportunity was based on a “share of the earnings” formula. We use a portion of our consolidated net earnings to fund a pool from which we pay awards to participants. Adjustments to net earnings may be made (with the Committee’s approval) for the impact of acquisitions and new accounting pronouncements and other specified matters.

We designed the share of the earnings concept to align our annual incentive awards with overall corporate results. As corporate performance (measured by consolidated net earnings) improves, more funds are allocated to the share of the earnings pool and participants receive larger awards. Similarly, if earnings decline, fewer funds are allocated to the pool resulting in lower awards for participants.

Due to the cyclical nature of our business, the allocation of consolidated net earnings to the pool is based on a schedule that is designed so that participants can earn 100% of the par award for this segment of the Program if consolidated net earnings in the current year are equal to 103% of the average of our consolidated net earnings for the prior seven years. The Committee and Board believe use of a rolling average is more reasonable than setting annual earnings targets, particularly when, as now, the housing and other markets we serve experience significant volatility.

No award under the share of the earnings portion of the Program is earned if we do not generate positive consolidated net earnings for the year and an award of approximately two times par could be earned if our consolidated net earnings exceed our historical record high. For 2009, we reported a consolidated net loss, and participants received no award for this segment of the Program.

• Focus Targets:  60% of the 2009 annual Program award opportunity was based on the achievement of annual operating and financial objectives, called operating focus targets. These targets are derived from our annual planning process and are measurable and verifiable. We use broad, high impact measures such as business unit profitability, liquidity, working capital, customer satisfaction, manufacturing cost and overhead that are designed to promote a balanced performance between operational and long-term growth objectives and to incentivize and reward key achievements even if our net earnings performance does not merit a payout under the share of the earnings segment of the Program. The payout can range from zero to either 150% or 200% depending on the measure.

The Committee approves the focus target measures and minimum, par and maximum performance levels for each measure early in the year. In February of the following year, the Committee reviews the prior year’s performance, including the degree of achievement of each of the focus targets and the computation of the share of the earnings formula, before it and the Board approve the payment of annual incentive awards.

We identified the following key objectives on which to focus in 2009: extend our customer satisfaction leadership; improve efficiency and reduce costs; and maintain financial flexibility. The focus targets for our named executive officers for 2009 were chosen to support these objectives. Each executive officer was assigned five or six focus targets. As a result of this focus, during 2009 we improved the profitability of our wallboard business, improved margins in our ceilings business, took other actions to improve operating efficiency and increased our liquidity. These achievements contributed to the performance in relation to the 2009 focus targets for our named executive officers reflected in the table below, which also sets forth other information regarding those 2009 targets.

					2009	Payout
					Performance	Earned
Measure	Weighting	Minimum	Target	Maximum	% of Target	% of Par

Working Capital (% of sales)	10%	13%	12.5%	12%	71.2%	0%
Customer Satisfaction	10%		(1)		99.9	98
L&W Supply Operating Profit ($ in millions)	10%	$(10)	$0	$10	0	0
Business Unit Gross Profit	10%		(1)		108.9	187
Wallboard Cost	10%		(1)		101.7	127
Wallboard Spread	10%		(1)		71.6	81
EBITDA ($ in millions)(2)	10%	$50	$118	$190	118.2	130
Average Quarterly Liquidity ($ in millions)(3)	10%	$400	$460	$520	134.8	150

(1)	We do not publicly disclose customer satisfaction metrics, individual business unit gross profit or wallboard cost and spread because that information constitutes confidential commercial or financial information, the disclosure of which would cause us competitive harm.

(2)	Adjusted to eliminate the effect of management incentive, profit sharing and bonus plans, non-cash charges, such as asset impairments and restructuring charges.

(3)	Available committed credit facilities and consolidated cash and cash equivalents.

For 2009, achievement for the focus target segment of the Program resulted in a payout of approximately 55% of par for our executive officers as a group. On an individual basis, the payout ranged from approximately 44% to 70% of par. Since there was no payout under the share of the earnings segment of the Program, that range represents the total earned payout for our named executive officers as a group for the 2009 Program

Over the past seven years, the total payout under our annual Management Incentive Program for executive officers has varied from 43% to 156% of par, and has averaged approximately 95% of par.

Long-Term Incentive

Our equity-based Long-Term Incentive Plan, or Plan, was implemented in 2006. The purpose of the Plan is to align the interests of management with those of our stockholders, drive earnings and provide a competitive compensation opportunity that enables us to attract and retain talented managers. The Plan provides for the use of several types of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, or RSUs, performance shares, performance units and cash awards. At this meeting, we are asking our stockholders to increase the number of shares of our common stock available for awards under the Plan so that a sufficient number of shares will be available for awards under the Plan for several years.

As discussed above, at their regularly scheduled meetings in February 2009, the Committee and Board approved awards under the Long-Term Incentive Plan for 2009 that reflected a decrease in grant date value of approximately 50% compared to awards granted in 2008 in anticipation of market practice in 2009 (which for our comparator group companies was actually approximately 17%) and because of the significant decrease in the market price of our common stock during 2008 and the first quarter of 2009.

For executive officers, 37.5% of the grant date value of the total award was provided in the form of non-qualified stock options. We used stock options to align management and stockholder interests by providing an opportunity for management to achieve meaningful levels of stock ownership, to create a strong incentive for management to grow our business and to provide the opportunity for competitive compensation based on long-term stock price appreciation. The options generally vest at a rate of 25% per year, and the exercise price of the options is the closing price of our common stock on the New York Stock Exchange on the date the option grants were approved by the Board.

For executive officers, 37.5% of the grant date value of the total award was provided in the form of RSUs that generally vest at a rate of 25% per year. We used RSUs for the same reasons we used stock options and, for executive officers who are not eligible for retirement, also to promote retention. At grant, the value of the RSUs is equal to our stock price. Their value will increase if our stock price increases during the vesting period, which provides an incentive for management to maximize shareholder return. Because they also have some value even if the stock price does not increase or if it decreases, they promote retention throughout the business cycle.

The remaining 25% of the grant date value of the total award was provided in the form of performance shares. The actual number of shares of common stock to be issued can range from zero to 200% of the number of performance shares awarded, based on a comparison of our total stockholder return over the three-year vesting period ending December 31, 2011 to the total stockholder return for the companies in the Dow Jones U.S. Construction and Materials Index. Adjustments may be made to the Index to reflect changes in the companies included in the Index during the vesting period. We use this Index because it is comprised of companies that participate in the same or similar markets as our operating businesses and, therefore, provides an appropriate benchmark to measure the relative performance of our stock. We also use this Index in the performance graph included in our annual report on Form 10-K. We used performance shares, and total stockholder return as the measure to determine the number of shares that vest, to motivate management to achieve our long-term objectives. The vesting schedule for our performance shares is as follows:

Total USG Stockholder	Percent of
Return Relative to Index	Award Earned(1)

Below 35th percentile	0%
35th percentile	35
50th percentile	100
75th percentile	150
90th percentile or above	200

(1)	Straight-line interpolation is used to determine values between vesting tiers.

Stock Ownership Guidelines

We have stock ownership guidelines for our executive officers and other senior managers. Participants are expected to own at a minimum the lesser of their salary multiple or the fixed number of shares set forth below.

Participant	Minimum No. of Shares	Multiple of Base Salary

Chairman and Chief Executive Officer	100,000	5	X
President and Chief Operating Officer	60,000	5	X
Executive Vice President	35,000	4	X
Senior Vice President	15,000	3	X
Vice President	10,000	2	X
Director/Subsidiary VP	3,500	1	X

The guidelines were set at these levels to ensure management owns meaningful levels of stock, taking into account competitive market practice. We expect all participants to reach at least the minimum level of ownership for their position level by the later of April 2012 and five years after their appointment to that position. Shares owned, performance shares that have vested and unvested restricted stock units count towards satisfaction of the guidelines. If a participant fails to meet or show progress toward meeting these ownership requirements, we may reduce or suspend future long-term incentive program awards to that participant. All of our current named executive officers meet or exceed their stock ownership guidelines.

Benefits and Perquisites

Broad-Based Retirement, Health and Welfare Benefits

We provide a comprehensive health and welfare package to all of our full-time employees. Our executive officers are eligible to participate in these plans on the same basis as other eligible employees. The package includes the following benefits:

•	Medical, Dental and Vision Plans: All participants contribute approximately 20% of the cost of the coverage for the medical plan and approximately 50% of the cost for the dental and vision plans. We do not provide any supplemental medical coverage or subsidy to any executive officer. All employees hired prior to January 1, 2002, are eligible for retiree medical coverage.

•	USG Corporation Investment Plan (401(k) Plan): This qualified benefit defined contribution plan allows employees to invest up to 20% of salary and annual incentive awards (subject to the maximum level of contribution set by the Internal Revenue Service) in one of nine investment alternatives. We match employee contributions. As part of our cost reduction initiatives in 2008, the employee match was reduced from $.50 per dollar contributed up to 6% of pay to $.25 per dollar contributed to 6% of pay, effective January 1, 2009.

•	USG Corporation Retirement Plan: This qualified defined benefit plan provides a pension benefit based on the participant’s years of credited service in the plan and the participant’s final average pay. The plan requires participants to contribute 2% of pensionable earnings toward benefits. Participants can elect early retirement, with the benefit reduced 5% for each year earlier than age 65 at retirement. Participants who have a combined number of years of age and service equaling 90 can retire at age 62 without a reduction in the benefit or can retire earlier than age 62 with a 3% reduction per year.

We also provide plans for our more highly compensated employees, including our executive officers, that provide benefits to supplement those provided under our Investment Plan and Retirement Plan.

Supplemental Retirement Plan

Approximately 175 employees, including our executive officers, participate in the USG Corporation Supplemental Retirement Plan. This plan restores the benefits which otherwise would be delivered under the USG Corporation Retirement Plan but for the limits on pensionable compensation set by the Internal Revenue Service. The provisions of this plan mirror those of the Retirement Plan, including benefit formulas, definition of final average pay (without Internal Revenue Service limits) and the requirement for the contribution of 2% of pensionable earnings. Further information regarding our retirement plans and the present value of the qualified and supplemental pension benefits for our named executive officers appears under the heading “2009 Pension Benefits Table” beginning on page 39 of this proxy statement.

Deferred Compensation Plan

Approximately 100 employees, including one of our named executive officers, participate in the USG Corporation Deferred Compensation Plan. Due to the contribution limits set by the Internal Revenue Service applicable to the USG Corporation Investment Plan, this nonqualified plan is designed to allow highly compensated employees the opportunity to defer compensation (and thus current income tax) generally until after termination of employment with USG. We do not match deferred amounts. Those amounts are invested as directed by the participant into investment options that mirror those of the USG Corporation Investment Plan. We are obligated to pay the deferred amounts, plus or minus any accumulated earnings or losses on those amounts, to the participants following the termination of the deferral period. Further information regarding the deferred compensation plan for our named executive officers appears under the heading “2009 Nonqualified Deferred Compensation Table” on page 41 of this proxy statement.

Perquisites and Other Benefits

We make certain perquisites and other benefits available to our executive officers as part of providing them a competitive total compensation package and to facilitate their attention to the demands of our business. Executive officers are offered a company automobile and office parking, financial planning services, personal liability coverage and executive death benefit coverage, an annual medical examination, and on a limited basis, membership in luncheon clubs. In addition, Mr. Foote is provided with a home security system and company car and driver. The value of these benefits is described in more detail in the table titled “Supplemental Table” on page 33 of this proxy statement.

Employment Security and Potential Post Employment Payments

We provide all of our executive officers with two employment security arrangements — an employment agreement and a change-in-control severance agreement.

Employment Agreements

We provide these agreements to assist in attracting and retaining executives, to protect our assets and intellectual property and to reduce the potential for litigation related to termination of employment. By setting the terms for the involuntary termination of an executive officer in advance of the termination, these agreements facilitate the Board’s and the Chief Executive Officer’s ability to effectuate smooth transitions in the executive team. The employment agreements generally provide named executive officers with two years of salary and bonus and lump sum payments equal to the cost of continued medical benefits for 18 months and the present value of providing an additional two years of service and two years of age credit under our retirement plans. The agreements provide these benefits only upon an involuntary termination of the named executive officer’s employment without “cause.” We established these benefit levels after reviewing competitive market practices for employment agreements used by similar types of organizations for executives at similar levels. We believe that the level of benefits provided by our agreements is in line with market practice for those companies that utilize employment agreements.

Consistent with our paying two years’ compensation as severance, the agreements include a requirement that after termination of employment, the executive officer will not compete with us for two years or solicit our employees for three years. Executive officers are required to sign a release waiving potential claims against us before any payments are made.

Change-In-Control Severance Agreements

We provide these agreements to promote neutrality of our executive officers during potential change in control transactions so they will make the best decision for our stockholders, to retain the executive team in the event of a potential change in control transaction, to protect our intellectual property and to reduce the potential for litigation related to termination of employment. The agreements in effect for our named executive officers generally provide them with three years (two years for Mr. Khan) of salary and bonus and lump sum payments equal to the cost of continued medical benefits for 18 months and the present value of providing an additional three years of service and three years of age credit (two years in each case for Mr. Khan) under our retirement plans. The agreements provide these benefits only in the event that there is both a change in control and an involuntary termination of the named executive officer’s employment by the Company without “cause” or by the executive for “good reason”. The definition of change in control is the same as in the Plan. Good reason includes, among other things, a reduction in salary or a material diminution in duties, responsibilities or total compensation. The agreements include a “modified gross up” provision. If the total amounts payable to the executive officer would constitute a “parachute payment” resulting in the imposition of an excise tax, the payment will be reduced to the extent necessary to avoid being a parachute payment, unless the reduction would be more than 10% of the total amounts payable. In that case, the payment will be increased to provide the executive officer a net after tax amount equal to the value of the excise tax imposed.

As with our employment agreements, we established these benefits after reviewing competitive market practices for change in control agreements used by similar types of organizations for similar purposes. We believe that the level of benefits provided by our change in control severance agreements is also in line with market practice for organizations that use change in control agreements.

In consideration of our paying severance compensation, these agreements include a requirement that after termination of employment, the named executive officer will not compete with us for one year or solicit our employees for three years (two years for Mr. Khan). Executive officers are required to sign a release waiving potential claims against us before any payments are made under these agreements.

Further information regarding the benefits our current named executive officers could receive under these agreements is provided in the tables titled “Potential Payments Upon Termination or Change in Control” beginning on page 41 of this proxy statement.

Tax and Accounting Implications

Management and the Committee reviewed and considered the deductibility of payments under our executive compensation programs under Internal Revenue Code Section 162(m) and the regulations promulgated thereunder. We believe that amounts payable under both the share of earnings and the focus target elements of the Program, gains from stock options and performance shares granted will be fully deductible “performance-based” compensation under Section 162(m). Compensation attributable to the vesting of RSUs is not “performance-based” compensation under Section 162(m). We also believe that all compensation we provided to our current named executive officers for 2009 is fully deductible, except in the case of Mr. Foote to the extent that the aggregate of his salary, taxable benefits and perquisites and compensation attributable to the vesting of RSUs exceeds $1 million.

Management and the Committee reviewed all executive compensation programs and arrangements under Internal Revenue Code Section 409A, related to the deferral of compensation, and the current and future year accounting impact of the 2009 Plan awards when it considered and approved those awards.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT

USG’s Compensation and Organization Committee has reviewed and discussed the Compensation Discussion and Analysis section with our management. Based on that review and discussion, the Compensation and Organization Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION AND ORGANIZATION COMMITTEE

Steven F. Leer, Chair Jose Armario	W. Douglas Ford Marvin E. Lesser	Judith A. Sprieser

2009 SUMMARY COMPENSATION TABLE

The Summary Compensation Table below reflects total compensation earned by or paid to our principal executive and financial officers and our other most highly compensated executive officers for the last three years. Information is provided for Messrs. Khan and Mueller only for 2009 because they were not named executive officers in prior years.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
Name, Principal				Stock	Option	Incentive Plan	Compensation	All Other
Position and Years of		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Service	Year	($)	($)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)
William C. Foote,
Chairman and Chief	2009	$1,150,000	—	$2,163,161	$1,088,858	$782,000	$1,886,957	$64,504	$7,135,480
Executive Officer	2008	1,146,667	—	3,008,127	2,009,415	851,460	927,054	87,628	8,030,351
26 years	2007	1,124,167	—	2,497,709	1,897,246	615,850	181,661	71,093	6,387,726
James S. Metcalf,
President and Chief	2009	645,000	—	823,914	412,000	302,441	588,932	56,894	2,829,181
Operating Officer	2008	640,000	—	1,136,599	759,101	343,842	220,535	49,822	3,149,899
29 years	2007	602,500	—	2,320,863	632,452	241,326	—	36,447	3,833,588
Richard H. Fleming,
Executive Vice	2009	530,000	—	499,266	250,142	201,824	216,673	26,152	1,724,057
President and Chief	2008	527,500	—	735,325	491,213	204,910	1,392,969	36,273	3,388,190
Financial Officer	2007	512,500	—	555,049	421,562	145,951	380,217	33,201	2,048,480
36 years
Stanley L. Ferguson,
Executive Vice	2009	430,000	—	357,830	176,571	163,744	510,197	33,911	1,672,253
President and	2008	427,500	—	518,267	346,074	166,248	234,770	46,338	1,739,197
General Counsel	2007	412,500	—	416,281	316,172	117,611	50,874	39,816	1,353,254
22 years
Fareed A. Khan,
Senior Vice President; President,	2009	340,000	—	263,550	147,142	105,230	87,181	25,690	968,793
USG Building Systems
10 years
Donald S. Mueller(1),
Former Vice President	2009	183,333	—	131,779	73,571	42,983	—	1,085,660	1,517,326
and Chief Innovation Officer
4 years

(1)	Mr. Mueller ceased to be an executive officer on August 31, 2009 as a result of the elimination of his position and took retirement as of that date.

(2)	The amounts shown in this column reflect the aggregate grant date fair values for restricted stock units and performance shares granted in the year indicated under our Long-Term Incentive Plan. However, for purposes of this table, estimates of forfeitures have been removed. The grant date fair value for each restricted stock unit is equal to the closing market price of our common stock on the date of grant. A Monte Carlo simulation has been chosen for the performance share valuation calculations. The assumptions used in valuing the performance shares are described in Note 8 to our consolidated financial statements included in our 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 12, 2010.

(3)	The amounts shown in this column reflect the aggregate grant date fair value for nonqualified stock options to purchase USG common stock granted in the year indicated under our Long-Term Incentive Plan. However, for purposes of this table, estimates of forfeitures have been removed. A Black-Scholes valuation approach has been chosen for these calculations. The assumptions used in valuing these grants are described in Note 8 to our consolidated financial statements included in our 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 12, 2010.

(4)	The amounts shown in this column include payments under our annual Management Incentive Program for services performed in the year indicated.

(5)	The amounts in this column reflect the aggregate change in the actuarial present value of accumulated benefits under our defined benefit pension plans from December 31, 2008 through December 31, 2009, the plan measurement dates used for financial statement reporting purposes. No amount is reflected in this column for Mr. Mueller for 2009 or for Mr. Metcalf for 2007 because the aggregate change in the actuarial present value of their accumulated benefits in such years was negative $114,748 and negative $77,794, respectively.

(6)	The amounts in this column reflect all other compensation for 2009 that could not properly be reported in any other column. Details regarding all other compensation components, other than severance payments to Mr. Mueller, which are discussed under the heading “Potential Payments Upon Termination or Change in Control” on page 45 of this proxy statement, are provided in the supplemental table below. Several of the benefits listed in the table result in imputed income to the named executive officer. In the case of company provided automobiles, the amounts shown reflect the cost attributed to personal use of the vehicle by the named executive officer, including the cost of lease payments, fuel, insurance, license and title, maintenance and repairs, and, in the case of Mr. Foote, the incremental cost to us of his use of a company-provided car and driver for personal use. We also provide additional executive death and disability benefit coverage to our executive officers on a self-insured basis. There is no incremental cost to us for providing this additional coverage unless an executive dies or is disabled. From time to time, executive officers may use our tickets to sporting venues for personal use. We believe there is no incremental cost associated with our executive officers using our tickets to sporting venues for personal use because the tickets are purchased in advance for the entire season with the intention that they be used for business purposes, they cannot be returned for a refund if they are unused and use for personal purposes occurs only if the tickets have not been reserved for use for a business purpose. No value is attributed in the 2009 Summary Compensation Table to personal benefits for which we incur no incremental cost.

SUPPLEMENTAL TABLE

	Named Executive Officer
	William C.	James S.	Richard H.	Stanley L.	Fareed A.	Donald S.
Item	Foote	Metcalf	Fleming	Ferguson	Khan	Mueller
Financial Planning Services	$13,490	$5,760	$1,296	$5,260	—	$6,196
Personal Liability Insurance	545	545	545	545	$545	545
Executive Death and Disability Insurance	689	446	391	343	300	269
Executive Health Program	393	6,284	—	—	—	3,610
Home Security	570	—	—	—	—	—
Luncheon Club	6,240	3,196	2,425	—	—	—
Company Automobile (personal use)	39,827	33,713	14,545	20,813	18,170	13,986
Parking	—	4,200	4,200	4,200	4,200	—
Investment Plan Matching Contributions	2,750	2,750	2,750	2,750	2,475	2,750

Total	$64,504	$56,894	$26,152	$33,911	$25,690	$27,356

Long-Term Incentive Plan

In March 2007, February 2008 and February 2009, awards of nonqualified stock options, restricted stock units and performance shares were made under our Long-Term Incentive Plan, or LTIP. The options generally vest at a rate of 25% per year beginning one year from the date of grant, or earlier in the event of death, disability, a change in control or retirement. They generally expire 10 years from the date of grant, or earlier in the event of death, disability or retirement. Expense is recognized over the vesting period of the award unless accelerated due to retirement eligibility.

The restricted stock units generally vest at a rate of 25% per year beginning one year from the date of grant, except that special retention awards of restricted stock units made to Messrs. Metcalf and Khan in March 2007 will vest in March 2012 and that restricted stock units may vest earlier in the event of death, disability, a change in control or retirement. Expense is generally recognized over the vesting period of the award unless accelerated due to retirement eligibility.

The performance shares generally vest after a three-year performance period based on our total stockholder return relative to the performance of the Dow Jones U.S. Construction and Materials Index for the three-year period, with adjustments to the Index to reflect changes in the companies included in the Index during the performance period. The number of performance shares earned will vary from zero to 200% of the number of performance shares awarded depending on that relative performance. Vesting will be pro-rated based on the number of full months employed during the performance period in the event of death, disability, retirement or a change in control, and pro-rated awards will be paid at the end of the three-year performance period. Each performance share earned will be settled in a share of our common stock. Expense is recognized over the period from the grant date to the end of the performance period.

Employment Agreements

We have entered into an employment agreement with each of our executive officers. These agreements have an initial term expiring on January 1, 2011. They include an automatic renewal feature that renews the agreements for successive one-year terms unless 120 days’ notice of termination is provided before expiration of the current term.

The employment agreements provide for minimum annual salaries, with the minimum annual salaries increased as approved by the Board of Directors, and for participation in all incentive and benefit programs made available to similarly situated executives. They provide that an executive officer who is terminated without cause will be entitled to a lump sum severance payment equal to the sum of (1) two times the executive officer’s base salary and target annual incentive award, (2) the cost of continuing benefits for the executive officer for a period of 18 months and (3) the present value of the additional retirement benefits the executive officer would have been entitled to receive if he or she had an additional two years of age and two years of credited service under our retirement plans.

The employment agreements also include a requirement that after termination of employment the executive officer will not compete with us for two years or solicit our employees for three years. Executive officers are required to sign a release waiving potential claims against us before any severance payments are made to them under the employment agreements.

2009 GRANTS OF PLAN-BASED AWARDS TABLE

The 2009 Grants of Plan-Based Awards Table below reflects equity and non-equity incentive plan awards made to each of the named executive officers during 2009. Equity awards include restricted stock units (RSU), performance shares (PS) and nonqualified stock options (SO).

										All Other
									Stock	Option
						Estimated Future Payouts			Awards:	Awards:
			Estimated Possible Payouts Under			Under			Number of	Number of	Exercise or	Grant Date Fair
			Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Shares of	Securities	Base Price	Value of Stock and
									Stock or	Underlying	of Option	Stock Option
	Award	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Type	Date(1)	($)(2)	($)(2)	($)(2)	(#)(3)	(#)(3)	(#)(3)	(#)(4)	(#)(5)	($ /Sh)(6)	($)(7)
William C. Foote	RSU	2/11/2009	—	—	—	—	—	—	176,929	—	—	$1,213,733
	PS	2/11/2009	—	—	—	37,170	106,200	212,400	—	—	—	949,428
	SO	2/11/2009	—	—	—	—	—	—	—	264,286	$6.86	1,088,858
	MIP	—	—	$1,437,500	$2,875,000	—	—	—	—	—	—	—

James S. Metcalf	RSU	2/11/2009	—	—	—	—	—	—	67,736	—	—	464,669
	PS	2/11/2009	—	—	—	14,064	40,184	80,368	—	—	—	359,245
	SO	2/11/2009	—	—	—	—	—	—	—	100,000	6.86	412,000
	MIP	—	—	580,500	1,161,000	—	—	—	—	—	—	—

Richard H. Fleming	RSU	2/11/2009	—	—	—	—	—	—	40,985	—	—	281,157
	PS	2/11/2009	—	—	—	8,539	24,397	48,794	—	—	—	218,109
	SO	2/11/2009	—	—	—	—	—	—	—	60,714	6.86	250,142
	MIP	—	—	371,000	742,000	—	—	—	—	—	—	—

Stanley L. Ferguson	RSU	2/11/2009	—	—	—	—	—	—	29,178	—	—	200,161
	PS	2/11/2009	—	—	—	6,028	17,222	34,444	—	—	—	153,965
	SO	2/11/2009	—	—	—	—	—	—	—	42,857	6.86	176,571
	MIP	—	—	301,000	602,000	—	—	—	—	—	—	—

Fareed A. Khan	RSU	2/11/2009	—	—	—	—	—	—	19,716	—	—	135,252
	PS	2/11/2009	—	—	—	5,023	14,351	28,702	—	—	—	128,298
	SO	2/11/2009	—	—	—	—	—	—	—	35,714	6.86	147,142
	MIP	—	—	170,000	340,000	—	—	—	—	—	—	—

Donald S. Mueller	RSU	2/11/2009	—	—	—	—	—	—	9,858	—	—	67,626
	PS	2/11/2009	—	—	—	2,512	7,176	14,352	—	—	—	64,153
	SO	2/11/2009	—	—	—	—	—	—	—	17,857	6.86	73,571
	MIP	—	—	123,750	247,500	—	—	—	—	—	—	—

(1)	The grant date is the date on which the equity awards were approved by our Board of Directors.

(2)	The amounts in the Target column reflect the par amounts payable under our 2009 annual Management Incentive Program, or MIP. That Program is described under “Annual Incentive” in the Compensation Discussion and Analysis on page 26 of this proxy statement. There was no threshold-level payout under the 2009 Program. The maximum payout under the 2009 Program was 200% of par. The amounts actually paid to our named executive officers under the 2009 Program are included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Total payments to any one individual under our Management Incentive Plan may not exceed $4 million for any year.

(3)	The amounts in the Target column reflect the number of performance shares awarded to the named executive officers on the grant date. The performance shares generally vest after a three-year performance period ending December 31, 2011 based on our total stockholder return relative to the total stockholder return of the companies in the Dow Jones U.S. Construction and Materials Index for the performance period, with adjustments to the Index to reflect changes in the companies included in the Index for the performance period. The number of performance shares earned will vary from zero to 200% of the number of performance shares awarded depending on that relative performance. The amounts in the Threshold column reflect the number of performance shares that will vest if our total stockholder return is at the 35th percentile of the total stockholder return of the Index companies, and the amounts in the Maximum column reflect the number of performance shares that will vest if our total stockholder return is at or above the 90th percentile of the total stockholder return of those companies. Vesting will be pro-rated based on the number of full months employed during the performance period in the case of death, disability, retirement or a change in control, and pro-rated awards will be paid at the end of the three-year performance period. Each performance share earned will be settled in a share of our common stock.

(4)	The amounts in this column reflect the number of restricted stock units awarded to the named executive officers on the grant date. The restricted stock units vest at a rate of 25% per year beginning one year from the date of grant, except that restricted stock units may vest earlier in the event of death, disability, retirement or a change in control.

(5)	The amounts in this column reflect the number of shares of our common stock underlying options awarded to the named executive officers on the grant date. The options vest at a rate of 25% per year beginning one year from the date of grant or earlier in the event of death, disability, retirement or a change in control. They expire 10 years from the date of grant, or earlier in the event of death, disability or retirement.

(6)	The per-share exercise price of the options is the closing price on the date of grant.

(7)	The amounts in this column reflect the aggregate grant date fair value of the equity awards granted on February 11, 2009. The restricted stock unit awards portion is calculated using the closing stock price on the date of grant multiplied by the number of shares underlying the units. The performance share awards portion is calculated using a Monte Carlo simulation fair value ($8.94) on the date of grant multiplied by the target number of performance shares that may be earned. The amount attributed to stock options is calculated using the Black-Scholes fair value ($4.12) on the date of grant multiplied by the number of shares subject to the options.

2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The 2009 Outstanding Equity Awards At Fiscal Year-End Table below reflects options and other equity awards held by each of the named executive officers at December 31, 2009. Other equity awards include restricted stock units (RSU) and performance shares (PS).

	Option Awards					Stock Awards
										Equity
										Incentive
										Plan Awards:
									Equity	Market
									Incentive	or Payout
			Equity						Plan Awards:	Value of
			Incentive						Number of	Unearned
			Plan Awards:					Market	Unearned	Shares,
	Number of	Number of	Number of				Number of	Value of	Shares,	Units or
	Securities	Securities	Securities			Stock	Shares or	Shares or	Units or	Other
	Underlying	Underlying	Underlying			Award	Units of	Units of	Other	Rights
	Unexercised	Unexercised	Unexercised	Option		Type	Stock That	Stock That	Rights	That Have
	Options (#)	Options (#)	Unearned	Exercise	Option	and	Have Not	Have Not	That Have	Not
	Exercisable	Unexercisable	Options (#)	Price	Expiration	Year of	Vested	Vested	Not Vested	Vested
Name	(1)	(1)	Unexercisable	($)	Date	Award	(#)(2)	($)(3)	(#)(4)	($)(5)
William C. Foote	138,900	92,600	—	$46.17	8/08/2016
	43,654	43,656	—	49.61	3/23/2017
	33,988	101,967	—	34.67	2/13/2018
	—	264,286	—	6.86	2/11/2019
						RSU 2006	31,575	$443,629	—	—
						RSU 2007	12,543	176,229	—	—
						RSU 2008	26,925	378,296	—	—
						PS 2008	—	—	13,895	$195,225
						RSU 2009	176,929	2,485,852	—	—
						PS 2009	—	—	212,400	2,984,220
James S. Metcalf	34,740	23,160	—	46.17	8/08/2016
	14,552	14,553	—	49.61	3/23/2017
	12,840	38,520	—	34.67	2/13/2018
	—	100,000	—	6.86	2/11/2019
						RSU 2006	7,900	110,995	—	—
						RSU 2007	4,180	58,729	—	—
						RSU 2007	30,000	421,500	—	—
						Special
						RSU 2008	10,174	142,945	—	—
						PS 2008	—	—	5,250	73,763
						RSU 2009	67,736	951,691
						PS 2009	—	—	80,368	1,129,170
Richard H. Fleming	10,687	—	—	34.54	1/02/2010
	27,780	18,520	—	46.17	8/08/2016
	9,700	9,700	—	49.61	3/23/2017
	8,308	24,927	—	34.67	2/13/2018
	—	60,714	—	6.86	2/11/2019
						RSU 2006	6,325	95,891	—	—
						RSU 2007	2,789	39,185	—	—
						RSU 2008	6,582	92,477	—	—
						PS 2008	—	—	3,397	47,728
						RSU 2009	40,985	575,839	—	—
						PS 2009	—	—	48,794	685,556
Stanley L. Ferguson	20,820	13,880	—	46.17	8/08/2016
	7,274	7,276	—	49.61	3/23/2017
	5,853	17,562	—	34.67	2/13/2018
	—	42,857	—	6.86	2/11/2019
						RSU 2006	4,725	66,386	—	—
						RSU 2007	2,090	29,365	—	—
						RSU 2008	4,639	65,178	—	—
						PS 2008	—	—	2,394	33,636
						RSU 2009	29,718	417,538	—	—
						PS 2009	—	—	34,444	483,938
Fareed A. Khan	8,700	5,800	—	46.17	8/08/2016
	2,910	2,910	—	49.61	3/23/2017
	4,532	13,598	—	34.67	2/13/2018
	—	35,714	—	6.86	2/11/2019
						RSU 2006	1,975	27,749	—	—
						RSU 2007	836	11,746	—	—
						RSU 2007	5,000	70,250	—	—
						Special
						RSU 2008	3,593	50,482	—	—
						PS 2008	—	—	1,853	26,035
						RSU 2009	19,716	277,010	—	—
						PS 2009	—	—	28,702	403,263
Donald S. Mueller	5,580	—	—	46.17	2/28/2010
	2,424	—	—	49.61	2/28/2010
	2,266	—	—	34.67	2/28/2010

(1)	Options with an expiration date in 2010 were fully vested at the time they expired. Options with an expiration date in 2016 became 20% vested on each of August 8, 2007, August 8, 2008, and August 8, 2009, and the balance of those options will generally vest in equal annual installments on August 8th of 2010 and 2011. Options with an expiration date in 2017 became 25% vested on each of March 23, 2008, March 23, 2009 and March 23, 2010, and the balance of those options will generally vest on March 23, 2011. Options with an expiration date in 2018 became 25% vested on each of February 13, 2009 and February 13, 2010, and the balance of those options will generally vest in equal annual installments on February 13th of 2011 and 2012. Options with an expiration date in 2019 became 25% vested on February 11, 2010, and the balance of those options will generally vest in equal annual installments on February 11th of each year from 2011 through 2013.

(2)	The restricted stock units reflected in this column will generally vest on August 8, 2010 for units awarded in 2006. The restricted stock units awarded in 2007 became 25% vested on each of March 23, 2008, March 23, 2009 and March 23, 2010, and the balance of those restricted stock units will generally vest on March 23, 2011, except that the special restricted stock unit grants to Messrs. Metcalf and Khan in 2007 will vest fully on March 23, 2012. The restricted stock units awarded in 2008 became 25% vested on each of February 13, 2009 and February 13, 2010, and the balance of those restricted stock units will generally vest in equal annual installments on February 13th of 2011 and 2012. The restricted stock units awarded in 2009 became 25% vested on February 11, 2010, and the balance of those restricted stock units will generally vest in equal annual installments on February 11th of each year from 2011 through 2013.

(3)	The amounts in this column represent the number of restricted stock units indicated in the Number of Shares or Units of Stock That Have Not Vested column multiplied by the closing price of our common stock on December 31, 2009.

(4)	The numbers of performance shares reflected in this column are the numbers of shares that would be earned (a) if the threshold level of performance is achieved for performance shares granted in 2008, as performance with respect to those shares is tracking below the threshold level, and (b) if the maximum level of performance is achieved for performance shares granted in 2009, as performance with respect to those shares is tracking at the maximum level. The threshold level of performance would be achieved for the performance shares granted in 2008 if our total stockholder return for the three-year performance period that ends December 31, 2010 is at the 35th percentile of the total stockholder return of the companies in the Dow Jones U.S. Construction and Materials Index, or Index, with adjustments to the Index to reflect changes in the companies included in the Index for the performance period. The maximum level of performance would be achieved for the performance shares granted in 2009 if our total stockholder return for the three-year performance period that ends December 31, 2011 is at or above the 90th percentile of the total stockholder return of the companies in the Index. To the extent earned, the performance shares will vest on December 31, 2010 or December 31, 2011, as appropriate.

(5)	The amounts in this column represent the number of performance shares indicated in the Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested column multiplied by the closing price of our common stock on December 31, 2009.

2009 OPTION EXERCISES AND STOCK VESTED TABLE

The 2009 Option Exercises and Stock Vested Table below reflects restricted stock unit awards held by our named executive officers that vested during 2009. No stock options were exercised by our named executive officers during 2009.

	Stock Awards
	Number of
	Shares	Value
	Acquired on	Realized on
Name	Vesting (#)	Vesting ($)(1)
William C. Foote	46,821	$617,366
James S. Metcalf	13,381	166,767
Richard H. Fleming	9,911	127,567
Stanley L. Ferguson	7,316	94,680
Fareed A. Khan	3,589	43,309
Donald S. Mueller	2,221	27,360

(1)	The amounts in this column represent the aggregate market value of the shares of our common stock acquired on the dates the restricted stock units vested.

2009 PENSION BENEFITS TABLE

The 2009 Pension Benefits Table below reflects the actuarial present value of the accumulated benefit of each of the named executive officers under our Retirement Plan and Supplemental Retirement Plan, or Plans, calculated using (i) the same discount rates we use for calculations for financial reporting purposes (as of the December 31 measurement date) and (ii) the Plans’ normal retirement age or, if earlier, the individual’s unreduced benefit age under the Plans.

The discount rates by Plan at each measurement date are as follows:

•	December 31, 2009 measurement date: 5.95% for the Retirement Plan and 5.55% for the Supplemental Retirement Plan; and

•	December 31, 2008 measurement date: 6.85% for the Retirement Plan and 6.95% for the Supplemental Retirement Plan.

Participants can elect early retirement, with their benefit reduced 5% for each year earlier than age 65 at retirement, or 3% per year from age 62 if the participant has a combined age and benefit service of 90 but has not reached age 62. Participants who have a combined number of years of age and service equaling 90 can retire at age 62 without a reduction in benefit. Based on projected years of credited service, the unreduced benefit age is age 62 for each of the named executive officers, except for Mr. Ferguson for whom the unreduced benefit age is 62 years and 5 months and for Mr. Mueller for whom the unreduced benefit age was 65 years.

The present values shown in the table reflect postretirement mortality based on the RP-2000 mortality table projected to 2017, but do not include a factor for pre-retirement termination, mortality or disability. The Internal Revenue Service requires use of the RP-2000 projected mortality table to determine life expectancies used in the calculation of the lump sum pension benefits payable under the Plans.

Benefits are assumed to be made payable in a lump sum at the assumed retirement age. The Internal Revenue Service mandates the use of specified lump sum yield curve interest rates based on the return of investment grade corporate bonds over varying durations and the 30-year Treasury rate in calculating lump sum payments. The mandated lump sum yield curve interest rates are 2.50% for less than five years, 5.72% for five to 20 years and 6.44% for more than 20 years. The mandated 30-year Treasury rate is 4.46%.

The formula under our Plans provides an annual pension benefit equal to the greater of 1% of “final average earnings,” multiplied by the number of years of benefit service, or 1.6% of final average earnings multiplied by years of benefit service less 50% of the social security benefit at age 65. “Final average earnings” are average pensionable compensation (generally salary and annual incentive) for the 36 consecutive months of the last 180 months of service for which pensionable compensation is the highest.

All participants in the Plans contribute 2% of their pensionable compensation to the Plans to fund a portion of their benefit.

In 2000, we authorized establishment by certain individuals, including Messrs. Foote and Fleming, of grantor trusts owned by those individuals to hold accrued benefits under the Supplemental Retirement Plan as a means of assuring the security of those benefits. We did not provide funding to the grantor trusts in 2009.

		Number of Years of	Present Value of	Payments During
		Credited Service	Accumulated	Last Fiscal
Name	Plan Name	(#)(1)	Benefit ($)	Year ($)
William C. Foote	USG Corporation
	Retirement Plan	26.0	$848,578	—
	USG Corporation
	Supplemental
	Retirement Plan	26.0	11,454,580	—
	Total		$12,303,158	—
James S. Metcalf	USG Corporation
	Retirement Plan	29.1	$644,800	—
	USG Corporation
	Supplemental
	Retirement Plan	29.1	2,651,997	—
	Total		$3,296,797	—
Richard H. Fleming	USG Corporation
	Retirement Plan	36.1	$1,542,610	—
	USG Corporation
	Supplemental
	Retirement Plan	36.1	7,945,884	—
	Total		$9,488,494	—
Stanley L. Ferguson	USG Corporation
	Retirement Plan	22.6	$647,203	—
	USG Corporation
	Supplemental
	Retirement Plan	22.6	2,517,408	—
	Total		$3,164,611	—
Fareed A. Khan	USG Corporation
	Retirement Plan	10.5	$142,418	—
	USG Corporation
	Supplemental
	Retirement Plan	10.5	192,836	—
	Total		$335,254	—
Donald S. Mueller	USG Corporation
	Retirement Plan	4.7	—	$24,212	(2)
	USG Corporation
	Supplemental
	Retirement Plan	4.7	$10,556
	Total		$10,556

(1)	Represents the number of years of service credited to the named executive officer under the Plans, computed as of December 31, 2009, the pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for 2009.

(2)	As a result of Mr. Mueller taking retirement, he received a distribution from the USG Corporation Retirement Plan equal to his contributions to that Plan plus accrued interest in 2009 and will receive a distribution from the

USG Corporation Supplemental Retirement Plan equal to his contributions to that Plan plus accrued interest in 2010.

2009 NONQUALIFIED DEFERRED COMPENSATION TABLE

The USG Corporation Deferred Compensation Plan is a nonqualified plan that allows eligible employees to defer a portion of their base salary and annual incentive compensation and is intended to be a “top-hat” plan described in Section 201(2) of ERISA. A “top- hat” plan, as described in Sections 201, 301, and 401 of ERISA, is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The plan is exempt from the participation, vesting, funding and fiduciary requirements of ERISA and is subject to simplified reporting and disclosure requirements of ERISA. Amounts deferred under the plan are subject to the requirements of Section 409A of the Internal Revenue Code and the plan will be administered consistent with Section 409A. In general, Section 409A imposes requirements as to the timing of elections relating to deferral and payment of compensation deferred by participants under plans such as our deferred compensation plan.

Under the deferred compensation plan, eligible employees may defer up to 50% of their base salary and 75% of their incentive award under our annual incentive program, generally until termination of their employment. The employee is able to allocate deferred amounts into investment options which replicate the funds offered to participants in our Investment Plan. The employee may change that allocation on a daily basis, subject to individual fund manager restrictions.

We do not match amounts deferred under this plan, and those amounts are not considered pensionable earnings for the computation of benefits under our Retirement Plan. Deferrals are considered pensionable earnings for the computation of benefits under our Supplemental Retirement Plan. We are obligated to pay the deferred amounts, plus or minus any accumulated earnings or losses on those amounts, to the participants following the termination of the deferral period.

Mr. Fleming was the only named executive officer to participate in the nonqualified deferred compensation plan during 2009. The following table sets forth information regarding his participation for 2009.

	Executive	Registrant			Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Aggregate	Balance at Last
	Last Fiscal	Last Fiscal	in Last Fiscal Year	Withdrawals/	Fiscal Year
Name	Year ($)	Year ($)	($)	Distributions ($)	End ($)
Richard H. Fleming	$120,482(1)	—	$75,502(2)	—	$308,819(3)

(1)	This amount is reported as salary in the Summary Compensation Table.

(2)	This amount is not reported in the Summary Compensation Table.

(3)	Of this amount, $166,253 was reported as salary to Mr. Fleming in the Summary Compensation Table for prior years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below reflect the amount of compensation which is vested and also which would be paid to each of our named executive officers, other than Mr. Mueller who ceased to be an executive officer as a result of the elimination of his position and took retirement effective August 31, 2009, in the event of various termination events. The first column details benefits and other payments which are already vested and therefore payable in the event the named executive officer leaves for any reason, including voluntary resignation or discharge for cause. The subsequent columns show the total amount the executive would receive in each instance, including the vested benefits shown in the first column. The amounts included in the tables are estimates of the present value of the amounts that would be payable to the executive officer upon various types of termination of employment. The actual amounts to be paid upon a termination can not be determined until the event occurs.

Vested Benefits

Vested benefits that would be due the named executive officers upon any termination of employment as of the end of 2009 include:

•	the 2009 annual Management Incentive Program award;

•	vested stock options;

•	balances under the USG Corporation Investment Plan;

•	pension benefits under the USG Corporation Retirement Plan and USG Corporation Supplemental Retirement Plan;

•	retiree medical benefits; and

•	death benefits under our Executive Death Benefit Plan.

Each of these benefits is included in the tables below.

Severance Protections

We provide employment agreements and change-in-control severance agreements to our named executive officers. In the event of a termination of employment by us without “cause,” the employment agreements generally provide for a lump sum severance payment equal to the sum of (1) two times base salary plus current year target annual incentive, (2) the cost of continued participation in benefit plans for 18 months and (3) the present value of the additional retirement benefits the executive officer would have been entitled to receive if he or she had an additional two years of age and two years of credited service under our Retirement Plan and Supplemental Retirement Plan, as well as outplacement services for a period of at least six months. The benefits under the employment agreements are subject to the named executive officers signing a release waiving potential claims against us. The agreements include a requirement that after termination of employment, the executive officers will not compete with us for two years nor solicit our employees for three years. For purposes of the employment agreements, “cause” generally includes the executive’s (i) commission of a felony or fraud, (ii) engaging in conduct that brings us into substantial public disgrace, (iii) commission of gross negligence or gross misconduct with respect to USG, (iv) failure to follow the directives of the Board or Chief Executive Officer, (v) breach of any employment policy or (vi) breach of the employment agreement.

In the event of a termination of employment by us without “cause” or by the named executive officer for “Good Reason” during the two years following a change in control, the change in control agreements provide for a lump sum severance payment equal to the sum of (1) three times (two times for Mr. Khan) the sum of the executive officer’s base salary plus the greater of the executive officer’s target annual incentive for the year in which the termination of employment occurs or the year in which the change in control occurs, (2) an amount equal to the greater of the executive officer’s pro rata target annual incentive award for the year in which the termination of employment occurs or the year in which the change in control occurs, (3) the value of the executive officer’s continued participation in our welfare benefit plans for 18 months (six months for Mr. Khan) and (4) the present value of the additional retirement benefits the executive officer would have been entitled to receive if he or she had an additional three years (two years for Mr. Khan) of age and three years (two years for Mr. Khan) of credited service under our Retirement Plan and Supplemental Retirement Plan, as well as outplacement services for a period of at least six months. In the event that any payments become subject to the excise tax imposed under Internal Revenue Code Section 4999, the executive’s benefits will be cut back to the maximum amount payable without triggering such excise tax. However, in the event that such cut back equals 10% or more of the benefits provided the executive, we will provide a gross-up payment to the executive to cover all excise taxes and income and employment taxes triggered by such gross-up payment to put the executive in the same position as if no tax was imposed under Internal Revenue Code Section 4999. The benefits under the change in control agreements are subject to the named executive officer signing a release waiving potential claims against us. The agreements include a requirement that after termination of employment, the executive officers will not compete with us for one year nor solicit our employees for three years (two years for Mr. Khan). For purposes of the change in control agreements, key terms are generally defined as follows:

•	“Change in Control” generally includes (i) the acquisition of 20% of the voting power of our common stock, (ii) a change in a majority of the members of our Board of Directors, (iii) the consummation of a reorganization, merger or consolidation, or sale of all or substantially all of our assets or (iv) stockholder approval of a complete liquidation of USG;

•	“Cause” generally includes the executive’s (i) conviction of a crime in connection with the executive’s duties with USG, (ii) intentionally damaging our property or (iii) intentionally disclosing our confidential information; and

•	“Good Reason” generally includes (i) a material diminution in the executive’s duties and responsibilities, (ii) a reduction in the executive’s base salary, target incentive opportunities or benefits or (iii) a required relocation.

Other Benefit Protections

In addition to the vested benefits and severance protections discussed above, the named executive officers have other benefit protections that would be invoked upon certain termination events. As is the case for stock options, restricted stock units and performance shares granted to all employees, these awards vest upon a change in control or upon a termination of employment due to death or disability. Finally, the named executive officers participate in our Executive Death Benefit Plan which provides for death benefits, net of taxes, equal to three times the executive officer’s base salary in the event of termination due to death. Following retirement, the named executive officers are entitled to ongoing death benefits equal to one times base salary.

William C. Foote
						Change in
						Control and
						Involuntary
				Involuntary		Termination
				Termination	Change in	without Cause
	Vested			without	Control	or Good
Benefit Type	Benefits	Death	Disability	Cause	Only	Reason

Cash Severance	—	—	—	$5,175,000	—	$7,762,500
Annual Bonus Payable for Fiscal 2009	$782,000	$782,000	$782,000	782,000	$782,000	782,000
Stock Options	1,900,216	1,900,216	1,900,216	—	1,900,216	1,900,216
Restricted Stock Units	3,040,378	3,262,199	3,262,199	—	3,262,199	3,262,199
Performance Shares	—	—	—	—	1,259,021	1,259,021
Corporate Investment Plan	372,335	372,335	372,335	372,335	372,335	372,335
Pension Benefit	11,766,200	8,629,078	11,766,200	14,521,939	11,766,200	18,960,413
Retiree Medical Benefits	108,621	108,621	108,621	108,621	108,621	120,319
Welfare Benefit Continuation	—	—	—	52,992	—	94,889
Death Benefits	330,739	3,450,000	330,739	330,379	330,379	330,379
Excise Tax Gross-Up/Forfeiture	—	—	—	—	—	—

Total	$18,300,489	$18,504,449	$18,522,310	$21,343,626	$19,780,971	$34,844,271

James S. Metcalf
						Change in
						Control and
						Involuntary
				Involuntary		Termination
				Termination	Change in	without Cause
	Vested			without	Control	or Good
Benefit Type	Benefits	Death	Disability	Cause	Only	Reason

Cash Severance	—	—	—	$2,451,000	—	$3,676,500
Annual Bonus Payable for Fiscal 2009	$302,441	$302,441	$302,441	302,441	$302,441	302,441
Stock Options	719,000	719,000	719,000	—	719,000	719,000
Restricted Stock Units	1,574,865	1,630,363	1,630,363	—	1,630,363	1,630,363
Performance Shares	—	—	—	—	458,648	458,648
Corporate Investment Plan	413,059	413,059	413,059	413,059	413,059	413,059
Pension Benefit	3,939,224	3,741,748	3,939,224	4,213,628	3,939,224	4,350,878
Retiree Medical Benefits	160,366	160,366	160,366	160,366	160,366	172,064
Welfare Benefit Continuation	—	—	—	39,963	—	71,116
Death Benefits	132,419	1,935,000	132,419	132,419	132,419	132,419
Excise Tax Gross-Up/Forfeiture	—	—	—	—	—	—

Total	$7,241,374	$8,901,977	$7,296,872	$7,712,876	$7,755,520	$11,926,488

Richard H. Fleming
						Change in
						Control and
						Involuntary
				Involuntary		Termination
				Termination	Change in	without Cause
	Vested			without	Control	or Good
Benefit Type	Benefits	Death	Disability	Cause	Only	Reason

Cash Severance	—	—	—	$1,802,000	—	$2,703,000
Annual Bonus Payable for Fiscal 2009	$201,824	$201,824	$201,824	201,824	$201,824	201,824
Stock Options	436,534	436,534	436,534	—	436,534	436,534
Restricted Stock Units	707,502	751,942	751,942	—	751,942	751,942
Performance Shares	—	—	—	—	291,776	291,776
Corporate Investment Plan	381,923	381,923	381,923	381,923	381,923	381,923
Pension Benefit	9,674,838	4,934,023	9,674,838	10,219,431	9,674,838	10,491,749
Retiree Medical Benefits	89,053	89,053	89,053	89,053	89,053	100,751
Welfare Benefit Continuation	—	—	—	72,992	—	140,123
Death Benefits	180,250	1,590,000	180,250	180,250	180,250	180,250
Excise Tax Gross-Up/Forfeiture	—	—	—	—	—	—

Total	$11,671,924	$8,385,299	$11,716,364	$12,947,473	$12,008,140	$15,679,872

Stanley L. Ferguson
						Change in
						Control and
						Involuntary
				Involuntary		Termination
				Termination	Change in	without Cause
	Vested			without	Control	or Good
Benefit Type	Benefits	Death	Disability	Cause	Only	Reason

Cash Severance	—	—	—	$1,462,000	—	$2,193,000
Annual Bonus Payable for Fiscal 2009	$163,744	$163,744	$163,744	163,744	$163,744	163,744
Stock Options	308,142	308,142	308,142	—	308,142	308,142
Restricted Stock Units	512,080	545,280	545,280	—	545,280	545,280
Performance Shares	—	—	—	—	209,696	209,696
Corporate Investment Plan	363,916	363,916	363,916	363,916	363,916	363,916
Pension Benefit	3,131,714	2,533,476	3,131,714	3,968,975	3,131,714	4,422,183
Retiree Medical Benefits	112,293	112,293	112,293	112,293	112,293	126,829
Welfare Benefit Continuation	—	—	—	43,745	—	80,105
Death Benefits	115,583	1,290,000	115,583	115,583	115,583	115,583
Excise Tax Gross-Up/Forfeiture	—	—	—	—	—	—

Total	$4,707,472	$5,316,851	$4,740,672	$6,230,256	$4,950,368	$8,528,478

Fareed A. Khan
						Change in
						Control and
						Involuntary
				Involuntary		Termination
				Termination	Change in	without Cause
	Vested			without	Control	or Good
Benefit Type	Benefits	Death	Disability	Cause	Only	Reason

Cash Severance	—	—	—	$680,000	—	$1,020,000
Annual Bonus Payable for Fiscal 2009	$105,230	$105,230	$105,230	105,230	$105,230	105,230
Stock Options	—	256,784	256,784	—	256,784	256,784
Restricted Stock Units	—	437,236	437,236	—	437,236	437,236
Performance Shares	—	—	—	—	142,790	142,790
Corporate Investment Plan	119,720	119,720	119,720	119,720	119,720	119,720
Pension Benefit	493,636	630,858	493,636	589,613	493,636	637,743
Retiree Medical Benefits	—	—	—	—	—	—
Welfare Benefit Continuation	—	—	—	30,477	—	37,700
Death Benefits	—	1,020,000	—	—	—	—
Excise Tax Gross-Up/Forfeiture	—	—	—	—	—	—

Total	$718,586	$2,569,828	$1,412,606	$1,525,040	$1,555,396	$2,757,203

Mr. Mueller served as our Vice President and Chief Innovation Officer through August 31, 2009. On that date, Mr. Mueller ceased to be an executive officer as a result of the elimination of his position and took retirement. As a result of the elimination of his position, in 2009 Mr. Mueller obtained the right to receive payments in the aggregate amount of $1,058,304 in accordance with the terms of his employment agreement. These payments were comprised of (a) a $797,500 cash payment equal to two times the sum of his annual salary plus his target annual incentive award, (b) a $235,756 cash payment representing the present value of the additional retirement benefits he would have been entitled to receive if he had an additional two years of age and credited service under our retirement plans and (c) a $25,048 cash payment representing the cost of continuing Mr. Mueller’s welfare benefits for a period of 18 months. No further payments are due Mr. Mueller under the terms of his employment agreement. Mr. Mueller’s unvested restricted stock units, stock options and performance shares were forfeited upon his retirement. Vested stock options held by Mr. Mueller at the time of his retirement have all expired. Upon his retirement, Mr. Mueller was also eligible to receive his vested benefits under our Retirement Plan, Supplemental Retirement Plan and Investment Plan.

2009 DIRECTOR COMPENSATION TABLE

Director Compensation

The Governance Committee is charged with annually reviewing and making recommendations to the Board of Directors regarding director compensation. In making its recommendations, the Governance Committee considers the significant time committed by our directors to the performance of their duties as directors, the high-level leadership experience and special competencies our directors contribute to USG and the director compensation practices of a peer group of companies. Mr. Foote, our Chairman and Chief Executive Officer, and Mr. Metcalf, our President and Chief Operating Officer, do not receive compensation from us for their service as directors. Their compensation is shown in the Summary Compensation Table on page 32 of this proxy statement.

In recent years, our compensation consultants have assisted the Governance Committee in its reviews of director compensation, including conducting a total outside director compensation analysis in 2006 utilizing data for a comparator group of companies included in the Hewitt Total Compensation Measurement database. The 2006 analysis was used in connection with revisions to the director compensation program in 2007.

Cash Compensation

We pay our directors a quarterly cash retainer of $20,000. We pay our committee chairs an additional quarterly cash retainer of $2,500 for each committee chaired. We also reimburse non-employee directors for out-of-pocket expenses they incur in connection with attending meetings and other activities.

Annual Grant

Pursuant to our Non-Employee Director Compensation Program, on December 31 of each year our non-employee directors are entitled to receive an annual lump sum cash grant of $80,000 (pro-rated for directors in office less than a year) or, at their option, an equivalent amount in shares of our common stock.

Deferral of Compensation

Directors have the option to defer all or a part of their compensation in the form of deferred stock units that will increase or decrease in value in direct proportion to the market value of our common stock and will be paid in cash or shares of common stock, at the director’s option, following termination of Board service, except that deferred stock units earned prior to January 1, 2008 will only be paid in cash.

Stock Ownership Guidelines

As a guideline, by the later of July 1, 2012 or five years after becoming a director, our non-employee directors are expected to own a number of shares of our common stock and deferred stock units having a value equal to three times the sum of the annual cash retainer (currently $80,000) and the annual lump sum cash grant (currently $80,000) or an aggregate of 15,000 shares and deferred stock units, whichever is less.

The 2009 Director Compensation Table below reflects the compensation we paid to our non-employee directors for 2009.

					Change in
					Pension
					Value and
				Non-Equity	Nonqualified
	Fees Earned			Incentive	Deferred
	or Paid	Stock	Option	Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation
Name	($)(4)	($)(5)	($)	($)	($)(4)	($)(6)	Total ($)

Jose Armario	$160,000	—	—	—	—	$3,000	$163,000

Robert L. Barnett	170,000	—	—	—	—	—	170,000

Keith A. Brown(1)	40,000	$26,668	—	—	—	—	66,668

James C. Cotting(1)	66,667	—	—	—	—	—	66,667

Lawrence M. Crutcher	90,000	80,003	—	—	—	2,500	172,503

W. Douglas Ford	162,500	—	—	—	—	—	162,500

William H. Hernandez(2)	50,000	—	—	—	—	—	50,000

Richard P. Lavin(3)	26,667	—	—	—	—	—	26,667

Steven F. Leer	170,000	—	—	—	—	—	170,000

Marvin E. Lesser	160,000	—	—	—	—	1,500	161,500

Judith A. Sprieser	170,000	—	—	—	—	—	170,000

(1)	Messrs. Brown and Cotting retired as directors on May 13, 2009.

(2)	Mr. Hernandez became a director effective September 24, 2009.

(3)	Mr. Lavin became a director effective November 11, 2009.

(4)	Messrs. Armario and Leer deferred all of their compensation into the following numbers of deferred stock units pursuant to the terms of our Non-Employee Director Compensation Program: Mr. Armario, 12,734.6368 units; and Mr. Leer, 13,623.4786 units. Mr. Ford deferred his annual lump sum grant into 5,623.9016 deferred stock units under that Program. Directors hold the number of deferred stock units shown in the Security Ownership of Directors and Executive Officers table on page 15 of this proxy statement. These deferred stock units are classified as liability awards for accounting purposes. The balances of liability awards are adjusted over the course of the year to reflect changes in the market value of our stock. The net impact of this accounting treatment in 2009 was to increase award balances by the following amounts: Mr. Armario, $108,771; Mr. Cotting, $25,615; Mr. Ford, $68,744; Mr. Leer, $106,351; and Mr. Lesser, $43,597.

(5)	Mr. Brown elected to receive his pro rated annual lump sum grant in shares of our common stock. He was issued 1,882 shares based on the average of the high and low sales price of a share of our common stock on May 12, 2009, the last trading day before his retirement from the Board. Mr. Crutcher elected to receive his annual lump sum grant in shares of our common stock. He was issued 5,550 shares based on the average of the high and low sales prices of a share of our common stock on December 30, 2009, the last trading day before December 31, 2009. The amounts in this column reflect the aggregate grant date fair value of the shares issued to Messrs. Brown and Crutcher.

(6)	Reflects matching contributions under the USG Foundation matching gift program. This program is generally available to our U.S. employees and to our directors. The Foundation matches 50% of donations made to eligible charitable organizations up to a maximum of $5,000 per year for each individual. A portion of the amount for Mr. Armario reflects matches for gifts that were made by Mr. Armario in 2008 but, due to administrative processing time, were paid by the Foundation in 2009.

PROPOSAL NO. 2 − REAPPROVAL OF THE USG CORPORATION
MANAGEMENT INCENTIVE PLAN

The Board recommends a vote for reapproval of the USG Corporation Management Incentive Plan, or MIP. The MIP was approved by our stockholders in 2006. The purpose of the MIP is to attract and help retain our executive officers and to provide them with incentives for superior performance. Incentive bonus payments made under the MIP are intended to constitute qualified “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), and Section 1.162-27 of the Treasury Regulations promulgated thereunder (the “Regulations”). Generally, Section 162(m) prevents a company from receiving a federal income tax deduction for compensation of more than $1 million paid in any year to any “covered employee” within the meaning of Section 162(m). The MIP requires the Compensation and Organization Committee of the Board, or Committee, to use goals and formulas that can be verified by an independent third party, without the exercise of discretion, except to reduce the amount of compensation that might otherwise be payable under the MIP. The MIP provides that it will terminate on the date of the first stockholder meeting that occurs in the fifth year after our stockholders approved the MIP. This provision is consistent with the Section 162(m) requirement that the Plan be reapproved by stockholders every five years for awards under the MIP to continue to qualify as “performance-based compensation.” Accordingly, unless the stockholders reapprove the MIP as requested in this proposal, the MIP is expected to terminate on May 10, 2011. If the stockholders reapprove the MIP, the MIP will be extended until the 2015 annual meeting of stockholders. The affirmative vote of a majority of the shares actually voted at the meeting in person or by proxy is required for reapproval of the MIP.

Summary Of Terms.  The following is a summary of the material terms of the MIP and is qualified in its entirety by reference to the complete text of the MIP, which is set forth in Annex B.

Administration.  The MIP is administered by the Compensation and Organization Committee of the Board (the “Committee”). In administering the MIP, the Committee has full power and authority to interpret and administer the plan and has the exclusive right to establish Management Objectives (as described below) and the amount of incentive bonuses payable upon achievement of Management Objectives.

Eligible Executives.  Participation in the MIP is limited to “Eligible Executives,” who are our executive officers, presently 16 individuals.

Management Objectives.  An Eligible Executive’s right to receive a bonus under the MIP depends on achievement of certain specified performance goals, referred to as Management Objectives. Management Objectives may be described in terms of corporation-wide objectives or objectives that are related to the performance of the individual Eligible Executive or of a subsidiary, division, department or function. The Management Objectives may be made relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Committee may provide, in connection with the setting of Management Objectives, that any evaluation of performance may include or exclude certain items, including but not limited to: asset write downs, litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, any reorganization and restructuring programs, extraordinary nonrecurring items, acquisitions or divestitures and foreign exchange gains and losses. To the extent such inclusions or exclusions affect the bonus to “covered employees,” they will be prescribed in a form that meets the requirements of Section 162(m) for deductibility.

The Management Objectives must be based on one or more, or a combination, of the following objectives, as determined by the Committee in its sole discretion: adjusted net earnings, cash flow (including free cash flow), cost of capital, cost reduction, customer service, debt reduction, earnings and earnings growth (including earnings per share and earnings before taxes and earnings before interest and taxes), economic value added, gross profit or gross margin, inventory management, liquidity, market share, market value added, net income, operating profit and operating income, productivity improvement, profit after taxes, project execution, quality, recruitment and development of associates, reduction of fixed costs, return on assets and return on net assets, return on equity, return on invested capital, sales and sales growth, successful start-up of new facility, successful acquisition or divestiture, total shareholder return and improvement of shareholder return, unit volume, unit cost, pricing and working capital.

Awards.  Not later than the 90th day of each fiscal year, the Committee establishes the Management Objectives for each Eligible Executive and the amount of incentive bonus payable (or formula for determining such amount) upon full achievement of the specified Management Objectives. The Committee may further specify, in respect of the specified Management Objectives, a minimum acceptable level of achievement, below which no incentive bonus payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of maximum achievement of the specified Management Objectives. The Committee may not modify any terms of awards established, except to the extent that after such modification the incentive bonus would continue to constitute qualified “performance-based compensation” for purposes of Section 162(m). The Committee retains the discretion to reduce the amount of any incentive bonus that would be otherwise payable to an Eligible Executive (including a reduction in such amount to zero). In no event shall the incentive bonus paid to an Eligible Executive under the MIP exceed $4 million for a year.

Committee Certification.  As soon as practicable after the end of each fiscal year, the Committee determines whether the Management Objectives have been achieved and the amount of the incentive bonus to be paid to each Eligible Executive for such fiscal year and certify such determinations in writing.

Amendments; Termination of the MIP.  The MIP may be amended or terminated by the Board or the Committee; provided, that no amendment of the MIP may be made without the approval of stockholders if the amendment would require stockholder approval for the MIP to continue to comply with Section 162(m). The Board, however, may terminate the MIP, on a prospective basis only, at any time.

Plan Benefits.  Since the MIP affords the Committee discretion in establishing target bonuses (subject to the $4 million annual limit per person noted above), it is not possible to determine the amount of the benefits that may become payable under the MIP. Target awards under the MIP for 2010 for our named executive officers as a percentage of salary are as follows: Mr. Foote, 125%; Mr. Metcalf, 90%; Mr. Fleming, 70%; Mr. Ferguson, 70%; and Mr. Khan, 50%. These percentages are unchanged from 2009.

Federal Income Tax Consequences.  Under current federal income tax law, a plan participant will be taxed at ordinary income rates on the amount of any payment received pursuant to the MIP. Generally, and subject to the provisions of Section 162(m), we will receive a federal income tax deduction corresponding to the amount of income recognized by a participant.

The Board of Directors recommends a vote FOR reapproval of the
USG Corporation Management Incentive Plan

PROPOSAL NO. 3 − APPROVAL OF AMENDMENT OF THE USG CORPORATION
LONG-TERM INCENTIVE PLAN

The USG Corporation Long-Term Incentive Plan, or the Current Plan, was approved by our stockholders in 2006. It is the sole plan under which the Board grants equity awards. The Current Plan affords the Board, acting through the Committee, the ability to design compensatory awards that are responsive to our needs, and includes authorization for a variety of awards designed to advance our interests and long-term success by aligning the interests of management and our directors with those of our other stockholders.

The Current Plan, as proposed to be amended, or the Amended Plan, is being submitted for approval by stockholders in accordance with NYSE listing requirements, and, among other reasons, to ensure that certain awards granted under the Amended Plan may qualify as “performance-based” compensation under Section 162(m).

The Board approved the Amended Plan, subject to stockholder approval, in February 2010. The affirmative vote of a majority of the shares actually voted at the meeting in person or by proxy, including abstentions, is required for approval of the Amended Plan. A summary of the material changes contained in the Amended Plan is set forth below under “Summary of Amendments.” Some of the key features of the Amended Plan that reflect our commitment to effective management of incentive compensation are set forth below and are described more fully under the heading “Summary of the Amended Plan” and in the Amended Plan. The full text of the Amended Plan is attached to this proxy statement as Annex C, and the following summaries and descriptions are qualified in their entirety by reference to Annex C.

Summary of the Amendments

Shares Available Under the Amended Plan.  The Current Plan authorizes the issuance of an aggregate of 8.2 million shares of our common stock. As of March 15, 2010, 633,903 shares were available for awards under the Current Plan (excluding shares subject to outstanding awards). The Amended Plan increases the total aggregate number of shares of common stock reserved and available for awards by 4.5 million shares of common stock. The limits contained in the Amended Plan are subject to certain adjustments as provided in the Amended Plan in the event of stock splits, stock dividends, the issuance of rights and certain other events.

Termination.  The Amended Plan specifies that the plan will terminate on May 10, 2016, which is ten years after the effective date of the Current Plan.

Summary of the Amended Plan

The Amended Plan authorizes the Board or the Committee to provide equity-based compensation in the form of stock options, stock appreciation rights, or SARs, restricted stock, restricted stock units, performance shares and units, and other stock-based awards for the purpose of providing our and our subsidiaries’ officers and employees incentives and rewards for superior performance. The Amended Plan also permits the Board to provide equity-based awards to our directors.

•	Plan Limits. Total awards that may be granted under the Amended Plan are proposed to be limited to 12.7 million shares, an increase of 4.5 million shares from the Current Plan limit of 8.2 million shares. As of March 15, 2010, 633,903 shares were available for awards, 6,877,353 shares were subject to outstanding awards and 688,744 shares had been issued under the Current Plan. Accordingly, 12,011,256 shares may be issued pursuant to awards under the Amended Plan (including the shares subject to outstanding awards).

The Amended Plan also limits the aggregate number stock options and SARs that may be granted to any one participant in a calendar year to 600,000 and the aggregate number of shares of restricted stock and restricted stock units subject to the achievement of Management Objectives, performance shares and shares underlying other equity-based awards that may be granted to any one participant in a calendar year to 300,000. Under the Amended Plan, no participant may receive performance units in any calendar year having a value at the date of grant in excess of $10 million.

•	No Repricing. We have never repriced underwater stock options, and the Amended Plan expressly prohibits option repricing without stockholder approval.

•	Other Features.

•	The Amended Plan provides that no stock options or SARs will be granted with an exercise or base price less than the fair market value of our common stock on the date of grant.

•	The Amended Plan provides that, subject to an exception for up to 5% of the maximum number of shares that may be issued or transferred under the Amended Plan, restricted stock and restricted stock units that are not subject to the achievement of Management Objectives may not vest sooner than three years after the date of grant, other than on an annual ratable basis over a period of three years or longer or in the event of retirement, death, disability or a Change in Control (as defined in the Amended Plan), and restricted stock and restricted stock units that are subject to the achievement of Management Objectives and performance shares and performance units may not vest sooner than one year after the date of grant, except in the event of retirement, death, disability or a Change in Control.

•	The Amended Plan is designed to allow awards made under the Amended Plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

•	The Board may delegate administration of the Amended Plan to the Committee. Pursuant to such delegation, the Committee would have all of the powers and authority of the Board as described herein.

Shares Available Under the Amended Plan.  As stated above, the Amended Plan would increase the number of common shares that may be issued or transferred under the Current Plan to 12.7 million shares from 8.2 million shares, plus any shares underlying awards that expire or are forfeited or are cancelled. Shares covered by an award granted under the Current Plan will not be counted as used unless and until they are actually issued and delivered to a participant Notwithstanding anything to the contrary contained in the Amended Plan, (1) the number of our common shares available will be adjusted to account for shares relating to awards that expire, are forfeited, terminated or cancelled without the issuance of common shares or are settled in cash in lieu of common shares, (2) if the exercise price of any option right, or the tax withholding requirements with respect to any award granted under the Amended Plan, are satisfied by tendering shares to us, the tendered shares will again be available under the Amended Plan and (3) if an SAR is exercised and settled in common shares, the difference between the total shares exercised and the net shares delivered will again be available for grant under the Amended Plan, with the result being that only the number of common shares issued upon exercise of an SAR will be counted against the common shares available under the Amended Plan. Any common shares issued under awards granted in connection with our assumption of awards made by a company that we acquire or under plans that we assume in connection with our acquisition of another company, under certain circumstances, will not reduce the number of shares available under the Amended Plan. Shares issued under the Amended Plan may be shares of original issuance or treasury shares or a combination of those shares. The Amended Plan contains a number of limits on the number of common shares that can be issued, including to any one participant in a calendar year as described above. Further, the Amended Plan limits the aggregate number of common shares that may be issued or transferred upon the exercise of incentive stock options, or ISOs, to 12.7 million shares, an increase from the current limit of 8.2 million shares. The limits contained in the Amended Plan are subject to certain adjustments as provided in the Amended Plan in the event of stock splits, stock dividends, the issuance of rights and certain other events.

As of March 15, 2010, there were outstanding under the Current Plan options to acquire 4,494,245 shares of our common stock, restricted stock units with respect to 1,584,763 shares of our common stock and performance shares with respect to a maximum of 798,345 shares of our common stock.

Eligibility.  Officers and other employees of ours and our subsidiaries, our directors or any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant, presently estimated to be approximately 300 individuals, may be selected by the Board to receive awards under the Amended Plan.

Types of Awards Authorized. The Amended Plan provides for the granting of dividend equivalents, option rights, SARs, restricted stock, restricted stock units, performance shares, performance units and other awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise based on or related to, our common shares or factors that may influence the value of our common shares. Awards granted under the Amended Plan will be upon such terms as may be approved by the Committee and set forth in an evidence of award. An evidence of award will contain such terms and provisions, consistent with the Amended Plan, as the Committee may approve, including provisions for the acceleration of vesting or satisfaction of other requirements upon the occurrence of certain events, including a Change in Control. Stock options and SARs will not be granted with an exercise price or base price, as the case may be, less than the market value per share. The closing market price of a share of our common stock as reported on the New York Stock Exchange on March 15, 2010 was $15.26 per share. No option right or appreciation right may be exercisable more than 10 years from the date of grant.

Management Objectives.  The Amended Plan contemplates that the Board will establish “Management Objectives” for purposes of performance shares and performance units. Option rights, SARs, restricted stock, restricted stock units, other awards under the Amended Plan or dividend credits may also specify Management Objectives that must be achieved as a condition to exercising such rights in the case of options and SARs and to result in termination or early termination of the restrictions applicable to restricted stock, restricted stock units and other awards. Management Objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or a subsidiary, division, department, region or function. The Management Objectives may be made relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Board may provide, in connection with the setting of Management Objectives, that any evaluation of performance may include or exclude certain items, including but not limited to, asset write downs, litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, any reorganization and restructuring programs, extraordinary nonrecurring items, acquisitions or divestitures and foreign exchange gains and losses. To the extent such inclusions or exclusions affect the awards to “covered employees” (as defined in the Amended Plan), they will be prescribed in a form that meets the requirements of Section 162(m) for deductibility.

Management Objectives applicable to any award to a participant who is, or is determined by the Board likely to become, a “covered employee” within the meaning of Section 162(m) will be based on one or more, or a combination, of the following objectives, as determined by the Board in its sole discretion: adjusted net earnings, cash flow (including free cash flow), cost of capital, cost reduction, customer service, debt reduction, earnings and earnings growth (including earnings per share and earning before taxes and earnings before interest and taxes), economic value added, gross profit or gross margin, inventory management, liquidity, market share, market value added, net income, operating profit and operating income, productivity improvement, profit after taxes, project execution, quality, recruitment and development of associates, reduction of fixed costs, return on assets and return on net assets, return on equity, return on invested capital, sales and sales growth, successful start-up of new facilities, successful acquisition/divestiture, total shareholder return and improvement of shareholder return, unit volume, unit cost, pricing and working capital.

If the Board determines that a change in our business, operations, corporate structure or capital structure, or the manner in which we conduct our business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify those Management Objectives or the minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a “covered employee” (other than in connection with a Change in Control) where such action would result in the loss of the otherwise available exemption under Section 162(m). In such case, the Board may not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such “covered employee.”

Administration and Amendments.  The Amended Plan is to be administered by the Board, except that the Board has the authority to delegate any or all of its powers under the Amended Plan to the Committee or another committee of the Board (or a subcommittee thereof), or to one or more officers under certain circumstances. The Board has delegated administration of the Amended Plan to the Committee. The Committee is authorized to interpret the Amended Plan and related agreements and other documents.

The Board may amend the Amended Plan from time to time without further approval by our stockholders, except where the amendment (1) would materially increase the benefits accruing to participants under the Amended Plan, (2) would materially increase the number of securities that may be issued under the Amended Plan, (3) would materially modify the requirements for participation in the Amended Plan or (4) must otherwise be approved by our stockholders in order to comply with applicable legal requirements or the requirements of the principal national securities exchange upon which the common shares are traded or quoted.

Change in Control.  An evidence of award under the Amended Plan may provide that, upon a Change in Control (as defined in the Amended Plan), any awards that are outstanding as of the date of the Change in Control that are subject to vesting requirements and that are not then vested will become fully vested, all then-outstanding option rights and SARs will be fully vested and immediately exercisable and all restrictions and other conditions prescribed by the Board, if any, with respect to grants of restricted stock, restricted stock units, performance shares, performance units and other awards granted pursuant to the Amended Plan will automatically lapse, expire and terminate and all such awards will be deemed to be fully earned.

Transferability.  Except as otherwise determined by the Board, no option right or SAR or other derivative security granted under the Amended Plan is transferable by a participant except upon death, by will or the laws of descent and distribution. Except as otherwise determined by the Board, option rights and SARs are exercisable during the optionee’s lifetime only by him or her or by his or her guardian or legal representative.

Adjustments.  The number of shares authorized under the Amended Plan, subject to various limits contained in the Amended Plan, and covered by outstanding awards under the Amended Plan and, if applicable, the prices per share applicable thereto, will be adjusted in the event of stock dividends, extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, split-offs, spin-outs, split-ups, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event or a Change in Control, the Board, in its discretion, may provide in substitution for any or all outstanding awards under the Amended Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Internal Revenue Code. In addition, in connection with any such transaction in which our stockholders receive only cash as consideration for their common shares, for each option right or SAR with an exercise price or base price greater than the consideration offered in connection with such transaction, the Board may in its sole discretion elect to cancel such option right or SAR without any payment to the person holding such option right or SAR. The Board will also make or provide for such adjustments in the number of shares available under the Amended Plan and the other limitations contained in the Amended Plan as the Board may determine appropriate to reflect any transaction or event described above. The Amended Plan also provides that, without limiting the generality of the foregoing, in the event we issue warrants or other rights to acquire common shares on a pro rata basis to all stockholders, the Board will make such adjustments in the number of shares authorized under the Amended Plan and in the limits contained in the Amended Plan as it may determine to be equitable, including proportionately increasing the number of authorized shares or any such limit.

Withholding Taxes.  To the extent that we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the Amended Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to us for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.

Termination.  No grant will be made under the Amended Plan after May 10, 2016, but all grants made on or prior to that date will continue in effect thereafter subject to the terms thereof and of the Amended Plan. Except as discussed above under “Administration and Amendments,” the Board may, in its discretion, terminate the Amended Plan.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Amended Plan based on federal income tax laws as in effect as of the date of this proxy statement. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

Non-Qualified Option Rights.  In general, (1) no income will be recognized by an optionee at the time a non-qualified option right is granted; (2) at the time of exercise of a non-qualified option right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Option Rights.  No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If common shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If common shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights.  No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received on the exercise.

Restricted Stock.  The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Stock Units.  No income generally will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common shares on the date that such shares are transferred to the participant, or settled in cash, as the case may be, under the award (reduced by any amount paid by the participant for such restricted stock units), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares and Performance Units.  No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received.

Tax Consequences to the Corporation or Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, the Corporation or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Registration with the SEC

We have filed a Registration Statement on Form S-8 relating to the issuance of common shares under the Amended Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. We will file an amendment to that Registration Statement, or a new Registration Statement, relating to the additional common shares that may be issued under the Amended Plan prior to the making of any awards to which those shares are subject if the Amended Plan is approved.

New Plan Benefits

It is not possible to determine specific amounts that may be awarded in the future under the Amended Plan.

The Board of Directors recommends a vote FOR approval of amendment of the
USG Corporation Long-Term Incentive Plan.

Equity Compensation Plan Information

The following table sets forth information about our common stock that may be issued upon exercise of options under all of our equity compensation plans, including the Current Plan, as of December 31, 2009. The table does not reflect the additional shares that will be authorized under the Amended Plan if it is approved by stockholders at the annual meeting.

Number of Securities
Remaining Available for
	Number of Securities to		Future Issuance Under Equity
	be Issued Upon	Weighted Average Exercise	Compensation Plans
	Exercise of	Price of Outstanding	(Excluding Securities
	Outstanding Options and	Options	Reported
Plan Category	Rights	and Rights	in Column One)

Equity compensation plans approved by stockholders	3,586,522	$29.01	2,638,138
Equity compensation plans not approved by stockholders	—	—	—

Total	3,586,522	$29.01	2,638,138

AUDIT COMMITTEE REPORT

The Audit Committee, which is comprised entirely of independent directors, has

•	reviewed and discussed USG’s audited financial statements with management,

•	discussed with Deloitte & Touche LLP, USG’s independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T,

•	received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and discussed with Deloitte & Touche LLP its independence, and

•	based on the review and discussions referred to above, recommended to the Board that USG’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2009.

This report is submitted by the members of the Audit Committee.

Robert L. Barnett, Chair
Jose Armario
William H. Hernandez
Richard P. Lavin
Marvin E. Lesser

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Fees Paid

The following is a summary of the fees billed to us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tomatsu and their respective affiliates, or collectively “Deloitte,” for professional services rendered for the years ended December 31, 2009 and 2008:

Fee Category	2009	2008
	(thousands)

Audit Fees	$1,793	$2,074
Audit-Related Fees	22	22
Tax Fees	119	82
All Other Fees	4	5

Total Fees	$1,938	$2,183

Audit Fees:  Consists of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and internal controls over financial reporting, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements.

Audit-Related Fees:  Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees:  Consists of fees billed for professional services related to tax compliance and other tax services. Fees for assistance with international tax compliance amounted to $52,000 in 2009 and $41,000 in 2008. Fees for other tax services, which primarily included tax audit support and international tax planning amounted to $67,000 in 2009 and $41,000 in 2008.

All Other Fees:  Consists of subscription fees for Deloitte’s Accounting Research Tool.

Pre-Approval of Services

The Audit Committee’s policy for approval of audit and non-audit services to be performed by our independent registered public accountants is attached as Annex A to this proxy statement.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

In accordance with its charter, the Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accountants for 2010. The Audit Committee requests that stockholders ratify this appointment. Deloitte & Touche LLP has been examining our financial statements since 2002.

One or more representatives of Deloitte & Touche LLP will be present at the annual meeting to respond to appropriate questions from stockholders, and they will have the opportunity to make a statement if they desire to do so.

The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers, directors and greater than 10% owners file reports of beneficial ownership and changes in beneficial ownership of our common stock with the Securities and Exchange Commission. Based on a review of ownership reports filed with the Securities and Exchange Commission during 2009, we believe that all filing requirements under

Section 16(a) were met by our directors and executive officers during that year. However, in connection with reconciling our records regarding Ms. Sprieser’s ownership of our common stock with her ownership records earlier this year, we determined that in August 2007 Ms. Sprieser made one purchase of 2,500 shares of our common stock that inadvertently was not reported on Form 4. That transaction has now been reported on Form 5.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

On June 25, 2001, USG and 10 of its subsidiaries filed for reorganization under Chapter 11 of the United States Bankruptcy Code. USG and those subsidiaries emerged from Chapter 11 on June 20, 2006. As a result, within the last five years, all of our executive officers have been associated with a corporation that filed a petition under the federal bankruptcy laws that remained contested and had not been finally approved.

ADDITIONAL INFORMATION

In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone or other means with no additional compensation paid for those services.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission, will be sent without charge to any stockholder upon written request addressed to USG Corporation, c/o Corporate Secretary, 550 West Adams Street, Chicago, Illinois 60661-3676. The Annual Report on Form 10-K may also be accessed at the Securities and Exchange Commission website www.sec.gov or our website www.usg.com.

The Board does not know of any matter to be presented for action at the annual meeting other than the matters identified in this proxy statement. If any other matter is properly presented for action, the individuals named in the proxy solicited by the Board intend to vote on such matter in accordance with their best judgment on behalf of the stockholders they represent.

DEADLINE FOR STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in the proxy statement for our next regularly scheduled annual meeting in May 2011 must be received by us no later than December 4, 2010. Any stockholder proposal must comply with Rule 14a-8 of Regulation 14A of the Securities and Exchange Commission. Under our By-laws, stockholder proposals not intended for inclusion in the proxy statement, but intended to be raised at our regularly scheduled annual meeting of stockholders in May 2011, including nominations for election of director(s) other than the Board’s nominees, must be received no earlier than January 3, 2011 nor later than February 2, 2011 and must comply with the procedures outlined in our By-laws. The By-laws are accessible on our website www.usg.com.  A copy of the By-laws also is available upon written request to USG Corporation, c/o Corporate Secretary, 550 West Adams Street, Chicago, Illinois 60661-3676.

By order of the Board of Directors,

Ellis A. Regenbogen
Vice President, Associate General Counsel
and Corporate Secretary

April 1, 2010

Annex A

USG Corporation

Audit Committee Pre-Approval Policy

The Audit Committee has adopted the following guidelines regarding the engagement of an independent registered public accounting firm to perform audit and non-audit services for USG Corporation (the “Corporation”).

STATEMENT OF PRINCIPLES

In accordance with Sections 201(a) and 202 of the Sarbanes-Oxley Act of 2002, the Audit Committee pre-approves all audit and non-audit services performed by the independent auditors. The Audit Committee will periodically review and authorize policies and procedures, including pre-approval policies and procedures, for the Corporation to follow in engaging the independent auditors to provide services to the Corporation.

When the Corporation seeks to engage the independent auditors to provide services not pre-approved in the annual authorization, specific pre-approval of such services must be made by the Audit Committee or its Chair. Any pre-approval by the Chair must be presented to the Audit Committee at its next regularly scheduled meeting. The independent auditors are not authorized to provide any services that are prohibited by United States Securities and Exchange Commission (the “SEC”) regulation, or any other applicable law or regulation. Additionally, the independent auditors are not allowed to provide any service to the Corporation under a contingent fee arrangement.

AUDIT SERVICES

At its March meeting, the Audit Committee will review and approve the independent auditors’ plan for the year outlining the scope of audit services (including statutory audit engagements as required under local country laws) to be performed for the year, the proposed fees and the related engagement letter. During the remainder of the year, the Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, the Corporation’s structure or other matters.

Audit services include the annual audits of the Corporation’s internal controls and consolidated financial statements and quarterly reviews of the Corporation’s consolidated financial statements, all in accordance with generally accepted auditing standards. Audit services also include statutory audits of the Corporation’s subsidiaries as required by local country laws.

Audit services also may include services related to the issuance of comfort letters, consents, the review of registration statements filed with the SEC, and the review of, or consultation related to, non-ordinary transactions that may arise during the year. These other audit services may be approved from-time-to-time by the Audit Committee in the same manner as the pre-approval of non-audit services described below.

NON-AUDIT SERVICES

In cases where management believes that the Corporation’s independent auditors should be used for non-audit services, management will submit to the Audit Committee for approval annually at its November meeting, a detailed list of particular non-audit services that it recommends the Audit Committee engage the independent auditors to provide during the following calendar year, as well as detailed backup documentation to the extent necessary to inform the Audit Committee of each of the specific services proposed to be provided. Management and the independent auditors will each confirm to the Audit Committee that each non-audit service on the list is permissible under applicable legal requirements, including the SEC’s rules regarding auditor independence. In addition to the list of planned non-audit services, a related budget for expenditures for each non-audit service for the following calendar year will be provided. The budget for non-audit services will reflect the Corporation’s policy that fees for non-audit work related to tax planning and other services generally should not exceed the fees for audit, audit-related and tax compliance services.

The Audit Committee will evaluate the non-audit services recommended by management and assess whether the provision of such services is consistent with appropriate principles of auditor independence and such other factors that the Audit Committee considers relevant, including the principles that (1) the auditor cannot function in the role of management, (2) the auditor cannot audit his or her own work and (3) the auditor cannot serve in an advocacy role for the Corporation. Based on such evaluation, the Audit Committee will determine whether to approve each non-audit service and the budget for each approved service.

Management is responsible for monitoring the non-audit services provided and the level of related fees against the pre-approval authorization, and will report each actual service provided and a comparison of actual versus pre-approved fees for such service to the Audit Committee on a periodic basis and no less frequently than annually. The independent auditor also will monitor its actual services and fees against the pre-approval authorization and advise management if it is reasonably likely that the level of pre-approved fees for any particular service may need to be exceeded or if it believes that a requested service is not consistent with the pre-approval authorization of the Audit Committee. Any reasonably likely budget overrun, as well as any unresolved question regarding whether a requested service has been pre-approved, shall be reported to the Audit Committee, or its Chair, as promptly as is appropriate under the circumstances, and in any event, no later than the next regularly scheduled Audit Committee meeting.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chair the authority to amend or modify the list of approved non-audit services and related fees. The Chair will report to the Audit Committee at its next meeting any approval so given.

Non-audit services include the following:

Audit-Related Services — These include assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and that are traditionally performed by the independent auditors. Audit-related services may include, among other things, assistance related to the internal control reporting requirements prescribed under Section 404 of the Sarbanes-Oxley Act of 2002, due diligence related to acquisitions, joint ventures and dispositions, attest services that are not required by statute and consultations concerning financial accounting and reporting matters not related to the current-year audit.

Tax Services — Tax services may include, but are not limited to, services such as international tax compliance services, property tax services, expatriate tax services, domestic and international tax planning and tax advice related to acquisitions, joint ventures and dispositions. The Audit Committee will normally not permit the retention of the independent auditors in connection with a transaction initially recommended by the independent auditors, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

Other Services — The Audit Committee also may grant pre-approval to other permissible non-audit services in situations that it considers appropriate.

PROHIBITED NON-AUDIT SERVICES

Non-audit service categories that are prohibited, including those listed under Section 201 of the Sarbanes-Oxley Act of 2002 and Rule 2-01(c)(4) of Regulation S-X and further defined in the regulations, are identified below:

1. Bookkeeping or Other Services Related to the Corporation’s Accounting Records or Financial Statements

2. Financial Information Systems Design and Implementation

3. Appraisal or Valuation Services, Fairness Opinion or Contribution-in-Kind Reports

4. Actuarial Services

5. Internal Audit Outsourcing Services

6. Managerial Functions

7. Human Resources

8. Broker-Dealer, Investment Advisor or Investment Banking Services

9. Legal Services

10. Expert Services

11. Services related to marketing, planning or opining in favor of the tax treatment of a confidential or “aggressive” transaction, including listed transactions

12. Tax services to certain members of management who serve in financial reporting oversight roles at the audit client or to the immediate family members of such individuals

The foregoing list is subject to the SEC’s rules and relevant interpretive guidance concerning the precise definitions of these services and the potential applicability of exceptions to certain of the prohibitions.

Annex B

USG CORPORATION

MANAGEMENT INCENTIVE PLAN

1. Purpose.  The purposes of the USG Corporation Management Incentive Plan (the “Plan”) are to attract and retain executive officers of USG Corporation, a Delaware corporation (the “Corporation”), and to provide those individuals with incentives for superior performance. Incentive Bonus payments made under the Plan are intended to constitute qualified “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and Section 1.162-27 of the Treasury Regulations promulgated thereunder, and the Plan shall be construed consistently with such intention.

2. Definitions.  As used in this Plan:

(a) “Board” means the Board of Directors of the Corporation.

(b) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(c) “Committee” means the Compensation and Organization Committee of the Board or any other committee appointed by the Board to administer the Plan; provided, however, that in any event the Committee shall be comprised of not less than two directors of the Corporation, each of whom shall qualify as an “outside director” for purposes of Section 162(m) of the Code and Section 1.162-27(e)(3) of the Regulations.

(d) “Covered Employee” means a “covered employee” of the Corporation within the meaning of Section 162(m) of the Code and Section 1.162-27(c)(2) of the Regulations.

(e) “Effective Date” means the date of approval of the Plan by the Corporation’s stockholders.

(f) “Eligible Employees” means all of the Corporation’s executive officers.

(g) “Incentive Bonus” means, for each Eligible Employee, a bonus opportunity amount determined by the Committee pursuant to Section 5 below.

(h) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Eligible Employees. Management Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Eligible Employee or of a Subsidiary, division, department or function within the Corporation or a Subsidiary. The Management Objectives may be made relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Committee may provide, in connection with the setting of the Management Objectives, that any evaluation of performance may include or exclude certain items that may occur during any fiscal year, including, but not limited to the following: (a) asset write downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect the Incentive Bonus to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility. The Management Objectives shall be based on one or more, or a combination, of the following objectives, as determined by the Committee in its sole discretion:

(i) Adjusted net earnings

(ii) Cash flow (including free cash flow)

(iii) Cost of capital

(iv) Cost reduction

(v) Customer service

(vi) Debt reduction

(vii) Earnings and earnings growth (including earnings per share and earnings before taxes and earnings before interest and taxes)

(viii) Economic value added

(ix) Gross profit or gross margin

(x) Inventory management

(xi) Liquidity

(xii) Market share

(xiii) Market value added

(xiv) Net income

(xv) Operating profit and operating income

(xvi) Productivity improvement

(xvii) Profit after taxes

(xviii) Project execution

(xix) Quality

(xx) Recruitment and development of associates

(xxi) Reduction of fixed costs

(xxii) Return on assets and return on net assets

(xxiii) Return on equity

(xxiv) Return on invested capital

(xxv) Sales and sales growth

(xxvi) Successful start-up of new facility

(xxvii) Successful acquisition/divestiture

(xxviii) Total shareholder return and improvement of shareholder return

(xxix) Unit volume

(xxx) Unit cost

(xxxi) Pricing

(xxxii) Working capital

(i) “Regulations” mean the Treasury Regulations promulgated under the Code, as amended from time to time.

(j) “Subsidiary” means a corporation, company or other entity (i) at least 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but at least 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Corporation.

3. Administration of the Plan.  The Plan shall be administered by the Committee, which shall have full power and authority to construe, interpret and administer the Plan and shall have the exclusive right to establish Management Objectives and the amount of the Incentive Bonus payable to each Eligible Employee upon the achievement of the specified Management Objectives.

4. Eligibility.  Eligibility under this Plan is limited to Eligible Employees, as defined above.

5. Awards.

(a) Not later than the 90th day of each fiscal year of the Corporation, the Committee shall establish the Management Objectives for each Eligible Employee and the amount of Incentive Bonus payable (or formula for determining such amount) upon full achievement of the specified Management Objectives. The Committee may further specify in respect of the specified Management Objectives, a minimum acceptable level of achievement below which no Incentive Bonus payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of maximum achievement of the specified Management Objectives. The Committee may not modify any terms of awards established pursuant to this section, except to the extent that after such modification the Incentive Bonus would continue to constitute qualified “performance-based compensation” for purposes of Section 162(m) of the Code.

(b) The Committee retains the discretion to reduce the amount of any Incentive Bonus that would be otherwise payable to an Eligible Employee (including a reduction in such amount to zero).

(c) Notwithstanding any other provision of the Plan to the contrary, in no event shall the Incentive Bonus paid to an Eligible Employee under the Plan for a year exceed $4.0 million.

6. Committee Certification.  As soon as reasonably practicable after the end of each fiscal year of the Corporation, the Committee shall determine whether the Management Objective or Objectives have been achieved and the amount of the Incentive Bonus to be paid to each Eligible Employee for such fiscal year and shall certify such determinations in writing.

7. Payment of Incentive Bonuses.  Incentive Bonuses shall be paid within 30 days after written certification pursuant to Section 6, but in no event later than two and a half months from the end of the Corporation’s fiscal year.

8. No Right to Bonus or Continued Employment.  Neither the establishment of the Plan, the provision for or payment of any amounts hereunder nor any action of the Corporation, the Board or the Committee with respect to the Plan shall be held or construed to confer upon any person (a) any legal right to receive, or any interest in, an Incentive Bonus or any other benefit under the Plan or (b) any legal right to continue to serve as an officer or employee of the Corporation or any Subsidiary.

9. Withholding.  The Corporation or a participating Subsidiary shall have the right to withhold, or require an Eligible Employee to remit to the Corporation, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Incentive Bonus and the Corporation or participating Subsidiary shall be entitled to deduct such amounts from the Incentive Bonus hereunder paid.

10. Nontransferability.  Except as expressly provided by the Committee, the rights and benefits under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution.

11. Amendment and Termination of the Plan.  The Board may at any time amend or terminate the Plan, except that no amendment will be effective without approval by the Corporation’s stockholders if such approval is necessary to qualify amounts payable hereunder as performance-based compensation under Section 162(m) of the Code. Unless it is re-approved by the stockholders, the Plan will terminate on the date of the first shareholder meeting that occurs in the fifth year after the year of the last reapproval by the stockholders. No termination of the Plan will affect Management Objectives and related awards established by the Committee prior to such termination.

Annex C

USG CORPORATION

LONG-TERM INCENTIVE PLAN
(As proposed to be amended effective May 12, 2010)

1. Purpose.  The purpose of this Long-Term Incentive Plan is to attract and retain officers and other employees of USG Corporation, a Delaware corporation, and its Subsidiaries and directors of USG Corporation, and to provide to such persons incentives and rewards for performance.

2. Definitions.  As used in this Plan,

(a) “Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and will include both Free-Standing Appreciation Rights and Tandem Appreciation Rights.

(b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

(c) “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 10 of this Plan, such committee (or subcommittee).

(d) “Change in Control” has the meaning set forth in Section 12 of this Plan.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Common Shares” means the shares of common stock, par value $0.10 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(g) “Company” means USG Corporation, a Delaware corporation and its successors.

(h) “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(i) “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(j) “Director” means a member of the Board of Directors of the Company.

(k) “Effective Date” means May 10, 2006.

(l) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(n) “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

(o) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(p) “Incumbent Directors” means the individuals who, as of the Effective Date, are Directors of the Company and any individual becoming a Director subsequent to the Effective Date whose election, nomination for election by the Company’s stockholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(q) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits and other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of a Subsidiary, division, department or function within the Company or a Subsidiary. The Management Objectives may be made relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Board may provide, in connection with the setting of the Management Objectives, that any evaluation of performance may include or exclude certain items that may occur during any fiscal year, including, but not limited to the following: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect the awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility. The Management Objectives applicable to any award to a Covered Employee will be based on one or more, or a combination, of the following objectives, as determined by the Board in its sole discretion:

(A) Adjusted net earnings

(B) Cash flow (including free cash flow)

(C) Cost of capital

(D) Cost reduction

(E) Customer service

(F) Debt reduction

(G)	Earnings and earnings growth (including earnings per share and earnings before taxes and earnings before interest and taxes)

(H) Economic value added

(I) Gross profit or gross margin

(J) Inventory management

(K) Liquidity

(L) Market share

(M) Market value added

(N) Net income

(O) Operating profit and operating income

(P) Productivity improvement

(Q) Profit after taxes

(R) Project execution

(S) Quality

(T) Recruitment and development of associates

(U) Reduction of fixed costs

(V) Return on assets and return on net assets

(W) Return on equity

(X) Return on invested capital

(Y) Sales and sales growth

(Z) Successful start-up of new facility

(AA) Successful acquisition/divestiture

(BB) Total shareholder return and improvement of shareholder return

(CC) Unit volume

(DD) Unit cost

(EE) Pricing

(FF) Working capital

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related levels of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee (other than in connection with a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee.

(r) “Market Value per Share” means, as of any particular date, the closing sales price of the Common Shares or, as determined by the Board, the average closing sales price of the Common Shares over a period of time, either before or after any particular date, of one to ten days, as reported on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Shares are listed. If there is no regular trading market for such Common Shares, the Market Value per Share shall be determined by the Board. The Board is authorized to adopt another fair market value pricing method, provided such method is stated in the Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(s) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(t) “Option Price” means the purchase price payable on exercise of an Option Right.

(u) “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

(v) “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer, other employee or director of the Company, or an officer or other employee of any one or more of the Company’s Subsidiaries, or who has agreed to commence serving in any such capacity within 90 days of the Date of Grant. The term “Participant” may also include any person who provides services to the Company or a Subsidiary that are substantially equivalent to those typically provided by an employee.

(w) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(x) “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(y) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.

(z) “Plan” means this USG Corporation Long-Term Incentive Plan (Amended effective May 12, 2010), as it may be further amended from time to time.

(aa) “Restricted Stock” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(bb) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(cc) “Restricted Stock Unit” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares or cash at the end of a specified period.

(dd) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(ee) “Subsidiary” means a corporation, company or other entity (i) at least 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but at least 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(ff) “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

(gg) “Voting Stock” means securities entitled to vote generally in the election of directors.

3.	Shares Available Under the Plan.

(a) Maximum Shares Available Under Plan.  Subject to adjustment as provided in Section 11 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) in payment of Restricted Stock and released from substantial risks of forfeiture thereof, (iii) as Restricted Stock Units, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards contemplated by Section 9 of this Plan, or (vi) in payment of dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 12.7 million Common Shares (8.2 million of which, as adjusted pursuant to the terms of this Plan, were approved by stockholders in 2006 and 4.5 million of which will be added upon approval by stockholders in 2010). Common Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Notwithstanding anything to the contrary contained herein: (A) the number of Common Shares available under this Plan will be adjusted to account for shares relating to awards that expire, are forfeited, terminated or cancelled without the issuance of Common Shares and to awards settled in cash in lieu of

Common Shares; (B) if the Option Price of any Option Right granted under the Plan or the tax withholding requirements with respect to any award granted under the Plan are satisfied by tendering shares to the Company (by either actual delivery or attestation), such tendered shares shall again be available for grant under this Plan; and (C) if an Appreciation Right is exercised and settled in Common Shares, the difference between the total shares exercised and the net shares delivered shall again be available for grant under this Plan, with the result being that only the number of Common Shares issued upon exercise of an Appreciation Right are counted against the Common Shares available under the Plan. Common Shares issued under awards granted in connection with the assumption of or substitution or exchange for previously granted awards made by an entity acquired by the Company pursuant to a merger, acquisition or similar transaction (“Substitute Awards”) shall not reduce the Common Shares authorized for grant under the Plan, nor shall Common Shares subject to a Substitute Award again be available for awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in Section 3(a) of the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, to reflect the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Plan and shall not reduce the Common Shares authorized for grant under the Plan; provided, however, that awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or combination. Shares issued under the Plan may be shares of original issuance or treasury shares or a combination of the foregoing.

(b) Life of Plan Limits.

(i) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 12.7 million Common Shares.

(ii) Awards will not be granted under Section 9 of the Plan to the extent they would involve the issuance of more than 635,000 shares in the aggregate (subject to adjustment as provided in Section 11).

(c) Individual Participant Limits.  Notwithstanding anything in this Section 3, or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 11 of this Plan:

(i) No Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 600,000 Common Shares during any calendar year.

(ii) No Participant will be granted Restricted Stock or Restricted Stock Units that specify Management Objectives, Performance Shares or other awards under Section 9 of this Plan, in the aggregate, for more than 300,000 Common Shares during any calendar year.

(iii) Notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive an award of Performance Units or other awards under Section 9 of this Plan having an aggregate maximum value as of their respective Dates of Grant in excess of $10,000,000.

(d) Exclusion from the Limit.  If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the number of shares available in Section 3(a) above.

4. Option Rights.  The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Board.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable. A grant of Option Rights may provide for the earlier exercise of such Option Rights in the event of the retirement, death or disability of a Participant or a Change in Control.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i) The exercise of an Option Right will result in the cancellation on a share- for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(j) No Option Right will be exercisable more than 10 years from the Date of Grant.

(k) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to this Plan and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.

5. Appreciation Rights.

(a) The Board may also, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv) Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, the retirement, death or disability of a Participant or a Change in Control.

(v) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi) Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

(c) Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

(d) Regarding Free-Standing Appreciation Rights only:

(i) Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which may not be less than the Market Value per Share on the Date of Grant;

(ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii) No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6. Restricted Stock.  The Board may also, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture as provided in Section 6(e) below or in the event of the retirement, death or disability of a Participant or a Change in Control.

(d) Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of maximum achievement of the specified Management Objectives. The grant of Restricted Stock will specify that, before the termination or early termination of restrictions applicable to such Restricted Stock, the Board must determine that the Management Objectives have been satisfied.

(f) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award.

(g) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, any certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

7. Restricted Stock Units.  The Board may also, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of maximum achievement of the specified Management Objectives. The grant of such Restricted Stock Units will specify that, before the termination or early termination of restrictions applicable to such Restricted Stock Units, the Board must determine that the Management Objectives have been satisfied.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each grant or sale of Restricted Stock Units will be subject to a Restriction Period as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of the retirement, death or disability of a Participant or a Change in Control.

(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Board may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(e) Each grant or sale will specify the time and manner of payment of the Restricted Stock Units that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(f) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

8. Performance Shares and Performance Units.  The Board may also, from time to time and upon such terms and conditions as it may determine, authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time as will be determined by the Board at the time of grant, which may be subject to earlier lapse or other modification in the event of the retirement, death or disability of a Participant or a Change in Control.

(c) Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a level or levels of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must determine that the Management Objectives have been satisfied.

(d) Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f) The Board may at the Date of Grant of Performance Shares provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(g) Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

9. Other Awards.

(a) The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Board shall determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Board shall determine.

(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9 of this Plan.

(c) The Board may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board in a manner that complies with Section 409A of the Code.

10. Administration of the Plan.

(a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation and Organization Committee of the Board or any other committee of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee.

(b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or other awards pursuant to Section 9 of this Plan and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive.

(c) The Board or, to the extent of any delegation as provided in Section 10(a), the committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the committee or such person may have under the Plan. The Board or the committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Board or the Committee shall not delegate such responsibilities to any such officer for awards granted to any executive officer or any person subject to Section 162(m) of the Code or who is an officer, director or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) shall report periodically to the Board or the committee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.

11. Adjustments.  The Board shall make or provide for such adjustments in the numbers of Common Shares authorized under the Plan, subject to limits contained in Section 3 of the Plan, and covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Common Shares covered by other awards granted pursuant to Section 9 hereof, in the Option Price and Base Price, and in the kind of shares covered thereby, as the Board, in its sole discretion may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, extraordinary dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any Change in Control, merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, in connection with any such transaction in which our stockholders receive only cash as consideration for their common shares, for each option right or SAR with an exercise price or base price greater than the consideration offered in connection with such transaction, the Board may in its sole discretion elect to cancel such option right or SAR without any payment to the person holding such option right or SAR. The Board shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(b) will be made only if and to the extent that (i) such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail so to qualify and (ii) such adjustment would not result in negative tax consequences under Section 409A of the Code. Without limiting the generality of the foregoing, in the event that the Company issues warrants or other rights to acquire Common Shares on a pro rata basis to all shareholders, the Board shall make such adjustments in the number of Common Shares authorized under the Plan and in the limits contained herein as it may deem to be equitable, including, without limitation, proportionately increasing the number of authorized Common Shares or any such limit.

12. Change in Control.  For purposes of this Plan, except as may be otherwise prescribed by the Board in an Evidence of Award made under this Plan, a “Change in Control” shall be deemed to have occurred upon the occurrence of any of the following events:

(a) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then-outstanding Voting Stock of the Company; provided, however, that:

(i) for purposes of this Section 12(a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition of Voting Stock of the Company directly from the Company that is approved by a majority of the Incumbent Directors, (B) any acquisition of Voting Stock of the Company by the Company or any Subsidiary, (C) any acquisition of Voting Stock of the Company by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, and (D) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Transaction that complies with clauses (i), (ii) and (iii) of Section 12(c) below;

(ii) if any Person is or becomes the beneficial owner of 20% or more of combined voting power of the then-outstanding Voting Stock of the Company as a result of a transaction described in clause (A) of Section 12(a)(i) above and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than in an acquisition directly from the Company that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally, such subsequent acquisition shall be treated as a Change in Control;

(iii) a Change in Control will not be deemed to have occurred if a Person is or becomes the beneficial owner of 20% or more of the Voting Stock of the Company as a result of a reduction in the number of shares of Voting Stock of the Company outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Incumbent Directors unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally; and

(iv) if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired beneficial ownership of 20% or more of the Voting Stock of the Company inadvertently, and such Person divests as promptly as practicable but no later than the date, if any, set by the Incumbent Board a sufficient number of shares so that such Person beneficially owns less than 20% of the Voting

Stock of the Company, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

(b) a majority of the Board ceases to be comprised of Incumbent Directors; or

(c) the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), unless, in each case, immediately following such Business Transaction (i) the Voting Stock of the Company outstanding immediately prior to such Business Transaction continues to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than 60% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (ii) no Person (other than the Company, such entity resulting from such Business Transaction, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Transaction) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction, and (iii) at least a majority of the members of the Board of Directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Transaction; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Transaction that complies with clauses (i), (ii) and (iii) of Section 12(c).

(e) Notwithstanding anything in this Plan to the contrary, a Change in Control shall not be deemed to have occurred as a result of the Company’s entry into the Equity Commitment Agreement, dated January 30, 2006, by and between the Company and Berkshire Hathaway Inc. (or any amendment to such agreement as it may be amended from time to time, the “Equity Commitment Agreement”) or the transactions contemplated by the Equity Commitment Agreement.

13. Non U.S. Participants.  In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

14. Transferability.

(a) Except as otherwise determined by the Board, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/ or court supervision.

(b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

15. Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of tax, the Company shall withhold such Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, unless otherwise provided by the Board, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld (except in the case of Restricted Stock where an election under Section 83(b) of the Code has been made), or by delivering to the Company other Common Shares held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Common Shares on the date the benefit is to be included in Participant’s income. In no event shall the Market Value per Share of the Common Shares to be withheld and/or delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.

16. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants of deferred compensation hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants of deferred compensation hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the month after such six-month period.

(d) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

17. Amendments.

(a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable legal requirements or the requirements of the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

(b) Except in connection with a corporate transaction or event described in Section 11 of this Plan, the Board will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price, and no Option Right will be cancelled and replaced with awards having a lower Option Price without further approval of the stockholders of the Company. This Section 17(b) is intended to prohibit the repricing of “underwater” Option Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan.

(c) If permitted by Section 409A of the Code, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 9 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 14(b) of this Plan, or in the case of a Change in Control, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d) Subject to Section 17(b) hereof, the Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Covered Employee (other than in connection with the Participant’s death or disability, or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee. Subject to Section 11 above, no such amendment shall impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

18. Governing Law.  The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

19. Effective Date/Termination.  This Plan became effective as of the Effective Date. No grant will be made under this Plan after May 10, 2016, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

20. Miscellaneous Provisions.

(a) The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d) Any Evidence of Award may provide, in the event that the Participant engages in any activity that is detrimental to the Company (as such activity may be defined in any Evidence of Award): (i) for the forfeiture of any award granted under the Plan, (ii) that the Participant return to the Company any Common Shares that the Participant has not disposed of that were offered pursuant to the Plan, and/or (iii) that the Participant pay to the Company in cash the difference between any amount actually paid by a Participant for any Common Shares received under the Plan that the Participant has disposed of and the Market Value per Share of the Common Shares on the date the Participant acquired the Common Shares under the Plan.

(e) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(f) Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave.

(g) No Participant shall have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(h) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(i) Participants shall provide the Company with a written election form setting forth the name and contact information of the person who will have beneficial ownership rights upon the death of the Participant.

(j) If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of this Plan shall remain in full force and effect.

(k) Notwithstanding anything to the contrary contained in the Plan, awards granted under Section 6 (Restricted Stock) and Section 7 (Restricted Stock Units) will be subject to the following: (a) if an award of Restricted Stock or Restricted Stock Units vests upon the passage of time rather than the achievement of Management Objectives, the Restricted Stock shall be subject to a substantial risk of forfeiture for, and the

Restricted Stock Units shall be subject to a Restriction Period of, at least three years, except that any substantial risk of forfeiture may lapse and any restrictions may be removed on an annual ratable basis during any such period of restriction and the substantial risk of forfeiture and the Restriction Period may lapse earlier in the event of the retirement, death or disability of a Participant or a Change in Control; and (b) if an award of Restricted Stock or Restricted Stock Units vests upon the achievement of Management Objectives, the Restricted Stock shall be subject to a substantial risk of forfeiture for, and the Restricted Stock Units shall be subject to a Restriction Period of, at least one year, except that the substantial risk of forfeiture and the Restriction Period may lapse earlier or otherwise be modified in the event of the retirement, death or disability of a Participant or a Change in Control. Further, notwithstanding anything to the contrary contained in the Plan, the Performance Period with respect to any Performance Share or Performance Unit will not be less than one year, except that the Performance Period may lapse earlier or otherwise be modified in the event of the retirement, death or disability of a Participant or a Change in Control. Notwithstanding anything in the Plan (including in this Section 20(k)) to the contrary, the provisions of this Section 20(k) will not apply to an aggregate of 5% of the maximum number of Common Shares that may be issued or transferred under the Plan provided for in Section 3(a) of the Plan, as may be adjusted under Section 11 of the Plan.

USG CORPORATION 550 WEST ADAMS STREET CHICAGO, IL 60661	ANNUAL MEETING ADMISSION TICKET

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 11, 2010. Have your proxy form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy forms and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 11, 2010. Have your proxy form in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M20867-P92015	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY FORM IS VALID ONLY WHEN SIGNED AND DATED.

USG CORPORATION The Board of Directors recommends a vote “FOR” all the nominees listed.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors	☐	☐	☐

Nominees:
01) Lawrence M. Crutcher 02) William C. Foote 03) Steven F. Leer 04) Judith A. Sprieser

The Board of Directors recommends a vote “FOR” the following proposals:		For	Against	Abstain

2.	Reapproval of the USG Corporation Management Incentive Plan.	☐	☐	☐

3.	Approval of amendment of the USG Corporation Long-Term Incentive Plan.	☐	☐	☐

4.	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for the year ending December 31, 2010.	☐	☐	☐

For address changes, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐ Yes	☐ No
Please sign EXACTLY as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Stockholders
of USG Corporation
May 12, 2010, 9:00 a.m., Central Time
550 West Adams Street
Chicago, Illinois 60661
You must present this ticket (top portion only) to a USG representative to be admitted to the USG Corporation Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials: The Annual Report on Form 10-K, Notice
of Annual Meeting of Stockholders and Proxy Statement and Letter from USG Corporation’s Chairman and
Chief Executive Officer and its President and Chief Operating Officer are available at www.proxyvote.com.

M20868-P92015
PROXY - USG CORPORATION
This proxy is solicited on behalf of the Board of Directors
of USG Corporation for its Annual Meeting of Stockholders
on May 12, 2010
The undersigned hereby appoints William C. Foote and Ellis A. Regenbogen, and each or either of them, proxies, with power of substitution and with powers the undersigned would possess, if personally present, to vote all stock of the undersigned in USG CORPORATION at the annual meeting of stockholders of USG Corporation to be held at 550 West Adams Street, Chicago, Illinois on May 12, 2010, and at any adjournment or postponement thereof, on the matters shown on the reverse side and as set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
This proxy, when properly executed, will be voted in the manner directed herein and in the discretion of the proxy holder on all other matters properly coming before the meeting. If no direction is given, this proxy will be voted FOR the election of the Board’s nominees for director, FOR reapproval of the USG Corporation Management Incentive Plan, FOR approval of amendment of the USG Corporation Long-Term Incentive Plan and FOR ratification of the appointment of Deloitte & Touche LLP as USG Corporation’s independent registered public accountants for 2010, except for any shares the undersigned holds in the USG Corporation Investment Plan, which will be voted according to the rules of that plan.
PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY FORM PROMPTLY USING THE ENCLOSED
ENVELOPE, EXCEPT IF YOU VOTE BY TELEPHONE OR INTERNET.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side